                                                                    EXHIBIT 10.3
================================================================================

                                CREDIT AGREEMENT

                           Dated as of April 21, 1998

                                      among

                               Oscar I Corporation
                 (to be renamed United Artists Theatre Company),

                    the Financial Institutions Party Hereto,

                         Bank of America National Trust
                            and Savings Association,
                             as Administrative Agent

                                BankBoston, N.A.,
                             as Documentation Agent,

                           NationsBank of Texas, N.A.,
                              as Syndication Agent,

                                       and

                        Merrill Lynch Capital Corporation
                                       and

                      Morgan Stanley Senior Funding, Inc.,
                            as Co-Syndication Agents


                                   Arranged By
                     [LOGO] BancAmerica ROBERTSON STEPHENS
                           BancBoston Securities Inc.
                      NationsBanc Montgomery Securities LLC

================================================================================

                                TABLE OF CONTENTS

ARTICLE                                                                        PAGE
ARTICLE IDEFINITIONS.............................................................1

  1.01    Defined Terms..........................................................1
  1.02    Other Definitional Provisions.........................................26
ARTICLE IITHE CREDITS...........................................................27

  2.01    Amounts and Availability of Commitments...............................27
    (a)   The Revolving Commitments.............................................27
    (b)   The Tranche A Term Loan Commitments...................................27
    (c)   The Tranche B Term Loan Commitments...................................27
    (d)   The Tranche C Term Loan Commitments...................................28
  2.02    Loan Accounts.........................................................28
  2.03    Procedure for Borrowing...............................................29
  2.04     Conversion and Continuation Elections................................30
  2.05    Letters of Credit.....................................................31
  2.06    Termination or Reduction of Commitments...............................34
  2.07    Optional Prepayments..................................................35
  2.08    Mandatory Prepayments of Loans........................................35
  2.09    Repayment.............................................................37
  2.10    Interest..............................................................38
  2.11    Fees..................................................................38
  2.12    Computation of Fees and Interest......................................39
  2.13    Payments by the Company...............................................40
  2.14    Payments by the Lenders to the Administrative Agent...................41
  2.15    Sharing of Payments, Etc..............................................42
  2.16    Collateral Documents and Subsidiary Guaranty..........................42

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY.............................42

  3.01    Taxes.................................................................42
  3.02    Illegality............................................................45
  3.03    Increased Costs and Reduction of Return...............................46
  3.04    Funding Losses........................................................47
  3.05    Inability to Determine Rates..........................................47
  3.06    Reserves on Eurodollar Rate Loans.....................................47
  3.07    Certificates of Lenders...............................................48

ARTICLE IVCONDITIONS PRECEDENT..................................................48

  4.01    Conditions of Initial Extension of Credit.............................48
  4.02    Conditions to all Borrowings..........................................50
  4.03    Pledge and Delivery of Collateral; Subsidiary Guarantors..............51

ARTICLE VREPRESENTATIONS AND WARRANTIES.........................................52

  5.01    Corporate Existence and Power.........................................52
  5.02    Corporate Authorization; No Contravention.............................52
  5.03    Governmental Authorization............................................53
  5.04    Binding Effect........................................................53
  5.05    Litigation............................................................53
  5.06    No Default............................................................53
  5.07    ERISA Compliance......................................................53
  5.08    Use of Proceeds; Margin Regulations...................................55

  5.09    Title to Properties; Leases...........................................55
  5.10    Taxes.................................................................55
  5.11    Financial Condition;..................................................56
  5.12    Environmental Matters.................................................56
  5.13    Collateral Documents..................................................57
  5.14    Regulated Entities....................................................57
  5.15    Labor Relations.......................................................57
  5.16    Copyrights, Patents, Trademarks and Licenses, etc.....................57
  5.17    Subsidiaries of the Company...........................................58
  5.18    Insurance.............................................................58
  5.19    Full Disclosure.......................................................58

ARTICLE VIAFFIRMATIVE COVENANTS.................................................58

  6.01    Financial Statements..................................................58
  6.02    Certificates; Other Information.......................................59
  6.03    Notices...............................................................60
  6.04    Preservation of Corporate Existence, Etc..............................63
  6.05    Maintenance of Property...............................................63
  6.06    Insurance.............................................................64
  6.07    Payment of Obligations................................................64
  6.08    Compliance with Laws..................................................64
  6.09    Inspection of Property and Books and Records..........................64
  6.10    Environmental Laws....................................................65
  6.11    Use of Proceeds.......................................................65
  6.12    ERISA.................................................................65
  6.13    Interest Rate Protection..............................................65
  6.14    Pledged Subsidiaries..................................................65
  6.15    Subsidiary Guarantors.................................................66
  6.16    Repayment of UATC Senior Secured Note.................................66
  6.17    Redemption of Company Preferred Stock.................................66
  6.18    Further Assurances....................................................66

ARTICLE VII      NEGATIVE COVENANTS.............................................67

  7.01    Limitation on Indebtedness............................................67
  7.02    Limitation on Liens...................................................68
  7.03    Disposition of Assets.................................................69
  7.04    Consolidations and Mergers............................................69
  7.05    Loans and Investments.................................................69
  7.06    Transactions with Affiliates..........................................71
  7.07    Change in Business....................................................71
  7.08    Compliance with ERISA.................................................71
  7.09    Lease Obligations.....................................................72
  7.10    Capital Stock and Equity Interests of Subsidiaries....................72
  7.11    Restricted Payments...................................................72
  7.12    Financial Ratios......................................................73
  7.13    Priority of Loan Payments.............................................73
  7.14    Investments in Margin Stock...........................................74
  7.15    Amendments to Certain Agreements......................................74
  7.16    Accounting Changes....................................................75

ARTICLE VIII     EVENTS OF DEFAULT..............................................75

  8.01    Event of Default......................................................75
  8.02    Remedies..............................................................78
  8.03    Rights Not Exclusive..................................................79

ARTICLE IXADMINISTRATIVE AGENT..................................................79

  9.01    Appointment and Authorization.........................................79
  9.02    Delegation of Duties..................................................79
  9.03    Liability of Agent-Related Persons....................................79
  9.04    Reliance by Administrative Agent......................................80
  9.05    Notice of Default.....................................................80
  9.06    Credit Decision.......................................................81
  9.07    Indemnification.......................................................81
  9.08    Agents in Individual Capacity.........................................82
  9.09    Successor Administrative Agent........................................82
  9.10    Collateral Matters....................................................82
  9.11    Documentation Agent, Syndication Agent, Co-Syndication Agents.........83

ARTICLE X MISCELLANEOUS.........................................................83

  10.01   Amendments and Waivers................................................83
  10.02   Notices...............................................................84
  10.03   No Waiver; Cumulative Remedies........................................84
  10.04   Costs and Expenses....................................................85
  10.05   Indemnity.............................................................85
  10.06   Successors and Assigns................................................86
  10.07   Assignments, Participations Etc.......................................86
  10.08    Set-off..............................................................88
  10.09   Notification of Addresses, Lending Offices, Etc.......................89
  10.10   Counterparts..........................................................89
  10.11   Severability..........................................................89
  10.12   Removal of a Lender...................................................89
  10.13   Governing Law and Jurisdiction........................................90
  10.14   WAIVER OF JURY TRIAL..................................................90
  10.15   Entire Agreement......................................................90

Signatures       S-1

SCHEDULES

1.01(a)     Applicable Amounts
1.01(b)     Annualizaton Factors
1.01(c)     Existing Letters of Credit

2.01        Commitments, Availability, Reduction Amounts, Use Of Proceeds:
2.01(a)     Revolving Commitments,
2.01(b)     Tranche A Term Commitments
2.01(c)     Tranche B Term Commitments
2.01(d)     Tranche C Term Commitments

5.05        Litigation
5.07        ERISA Compliance
5.12        Environmental Matters
5.16        Intellectual Property Claims
5.17        Subsidiaries of the Company
7.01        Existing Indebtedness
7.02        Liens
7.05        Existing Loans, Equity Interests and Investments
7.06        Existing Affiliate Agreements
10.02       Lending Offices and Addresses for Notices

EXHIBITS

            Form of

A-1         Revolving Loan Promissory Note
A-2         Tranche A Term Loan Promissory Note
A-3         Tranche B Term Loan Promissory Note
A-4         Tranche C Term Loan Promissory Note
B           Notice of Borrowing
C           Notice of Continuation/Conversion
D-1         Prop I Expense Value Letter of Credit
D-2         Prop I Property Value Letter of Credit
E           Subsidiary Guaranty
F-1         Company Pledge Agreement
F-2         Subsidiary Pledge Agreement
F-3         Intercompany Note
G           Assignment and Acceptance Agreement

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT, dated as of April 21, 1998, is entered into by and among Oscar I Corporation (intended to be renamed United Artists Theatre Company), a Delaware corporation (the "Company"), the several financial institutions from time to time party hereto (individually, a "Lender" and collectively, the "Lenders"), Bank of America National Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent"), BankBoston, N.A., as documentation agent (in such capacity, the "Documentation Agent"), NationsBank of Texas, N.A., as syndication agent (in such capacity, the "Syndication Agent") and Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents (in such capacity, the "Co-Syndication Agents").

                                     RECITAL

            The parties hereto desire to provide credit facilities to the Company on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

            1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

            "Administrative Agent" means Bank of America National Trust and Savings Association in its capacity as Administrative Agent hereunder, and any successor thereto in such capacity.

            "Administrative Agent's Payment Account" means Bank of America National Trust and Savings Association, 121000358, Attention: Agency Administrative Services #5596, Account No.12330-16202, Reference: Oscar I Corporation, or such other account or accounts of the Administrative Agent as it may from time to time specify to the Company and the Lenders.

            "Affiliate" means, as to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns directly or indirectly, 10% or more of such Person's capital stock or any officer or director of any such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agents" means the Administrative Agent, the Documentation Agent, the Syndication Agent and the Co-Syndication Agents (individually, an "Agent").

            "Agent-Related Persons" has the meaning specified in Section 9.03.

            "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

            "Applicable Amount" means, as of any date of determination, the amounts set forth on Schedule 1.01(a) hereto. The Applicable Amount shall be
                     ----------------
based upon the most recent compliance certificate delivered from time to time pursuant to Section 6.02(b)(iii). Any change in the Applicable Amount shall be effective from and after such Determination Date until the following Determination Date. If the Company fails to timely deliver such compliance certificate, the Applicable Amount shall be the highest amount indicated on
Schedule 1.01(a) until the Administrative Agent receives such compliance
----------------
certificate. The Administrative Agent will with reasonable promptness notify the Company and the Lenders of the effective date and the amount of each such change; provided, however, that any failure to do so shall not relieve the
        --------  -------
Company of any liability hereunder. "Determination Date" means each date that the Administrative Agent receives the compliance certificate pursuant to Section 6.02(b)(iii).

            "Arrangers" means BancAmerica ROBERTSON STEPHENS, BancBoston Securities Inc. and NationsBanc Montgomery Securities LLC.

            "Assignee" has the meaning specified in Section 10.07(a).

            "Assignment and Acceptance" has the meaning specified in Section 10.07(b).

            "Available Tranche A Term Loan Commitments" means, as of any date of determination, the portion of the combined Tranche A Term Loan Commitments set forth under the heading "Available Tranche A Term Loan Commitments" on Schedule
                                                                       --------
2.01(b) hereto.
-------

            "Available Tranche C Term Loan Commitments" means, as of any date of determination, the portion of the combined Tranche C Term Loan Commitments set forth under the heading "Available Tranche C Term Loan Commitments" on Schedule
                                                                       --------
2.01(d) hereto.
-------
            "Base Rate" means, for any day, a rate per annum (rounded upwards to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

            "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "BofA" means Bank of America National Trust and Savings Association.

            "Borrowing" means an extension of credit consisting of (a) the making of Loans under any Tranche on the same day by the Lenders ratably in accordance with their Pro Rata Shares of such Tranche, or (b) the issuance, amendment which increases the amount of, or extension of, any Letter of Credit under the Revolving Commitment and the participation therein by the Lenders having a Revolving Commitment.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial Lenders in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, a day on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are placed in service and which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such insurance proceeds, as the case may be. Except where otherwise specified in this Agreement, Capital Lease Obligations for leases of theatres (including any related real property interests) shall be excluded from the definition of "Capital Expenditures".

            "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

            "Cash Collateral Account" means an interest-bearing cash collateral account established with the Administrative Agent or other institution satisfactory to the Administrative Agent in a location satisfactory to the Administrative Agent in which the Company hereby grants a security interest to the Administrative Agent for the benefit of the Secured Parties.

            "Cash Collateralize" means to deposit in a Cash Collateral Account cash in amount equal to the affected Letter of Credit Usage.

            "Cash Equivalents" means:

                (a) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

                (b) any certificate of deposit, time deposit, Eurodollar time deposit, or bankers' acceptance maturing not more than six months after the date of acquisition, issued by any member of the Lender Group or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $100,000,000, whose debt has a rating, at the time of which any investment therein is made or on the date of such acquisition by any Person, as the case may be, of "P-1" (or higher) by Moody's or any successor rating agency, or "A-1" (or higher) by S&P or any successor rating agency;

                (c) commercial paper, maturing not more than three months after the date of acquisition, issued by any Lender in the Lender Group or a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the law of the United States of America with a rating, at the time as of which any investment therein is made, or on the date of such acquisition by any Person, as the case may be, of "P-1" (or higher) by Moody's or any successor rating agency, or "A-1" (or higher) by S&P or any successor rating agency; and

           (d) any security, on the date of acquisition by any Person, that is listed for trading on any national securities exchange, trades of which are reported on the National Association of Securities Dealers Automated Quotations System or that has a stated maturity on or before the first anniversary of the date of such acquisition.

        "CERCLA" has the meaning specified in the definition of "Environmental Laws".

        "Change in Control Event" means (a) the Company not directly owning, beneficially and of record, 100% of the issued and outstanding voting stock of UATC (other than in connection with the merger of UATC into and with the Company in which the Company is the surviving corporation) or (b) the Merrill Lynch Entities not owning, directly or indirectly, over 50% of the issued and outstanding voting stock of the Company.

        "Closing Date" means the first date all conditions set forth in Section
4.01 have been satisfied.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all property and interests in property and proceeds covered by the Collateral Documents.

        "Collateral Documents" means, collectively, the Company Pledge Agreement, the Subsidiary Pledge Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees, financing statements, and other similar agreements from time to time relating to the Collateral, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing, and "Collateral Document" means any of the Collateral Documents.

        "Commitments" means the Revolving Commitments, the Tranche A Term
Loan Commitments, the Tranche B Term Loan Commitments and/or the Tranche C Term Loan Commitments.

        "Company Pledge Agreement" means the Company Pledge Agreement, substantially in the form of Exhibit F-1 hereto, as the same may be amended,
                             -----------
supplemented or otherwise modified from time to time.

        "Company Preferred Stock" means the Series A Cumulative Redeemable Exchangeable Preferred Stock issued by the Company.

        "Consolidated" means, as applied to any financial or accounting term with reference to any Person, such term determined on a consolidated basis for such Person in accordance with GAAP, including principles of consolidation, consistently applied.

        "Consolidated Interest Expense" means, as of any date of determination, with respect to the Company and its Subsidiaries on a Consolidated basis, all cash payments of commitment, facility and other fees due on all commitments to lend and all cash payments of interest on outstanding Indebtedness during the period of four consecutive fiscal quarters ending on such date of determination.

            "Consolidated Lease Expense" means, as of any date of determination, with respect to the Company and its Subsidiaries on a Consolidated basis, all cash operating rental expense (which is the sum of actual base rent, additional rent and percentage rent) paid during the period of four consecutive fiscal quarters ending on such date of determination.

            "Co-Syndication Agents" means Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, or dividend or the guaranty of any payment obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

            "Conversion Date" means any date on which the Company elects to convert a Base Rate Loan into a Eurodollar Rate Loan or a Eurodollar Rate Loan into a Base Rate Loan.

            "Covered Transaction" means, with respect to any Disposition, (a) the acquisition or development of theatre properties or other activities incidental thereto within 360 days of such Disposition, (b) the entering into of definitive agreements to acquire or develop theatre properties or other activities incidental thereto within 360 days of such Disposition, provided that such acquisition or development is completed within 360 days of the date of the applicable definitive agreement, or (c) Sale-and-Leaseback Transactions of theatre properties and equipment entered into within 360 days of when such properties were opened or such equipment was acquired by the Company or any Subsidiary of the Company.

            "Credit Exposure" means, as of any date of determination, as the context requires, (a) the aggregate Revolving Commitment Exposure of all Lenders, the aggregate Tranche A Term Loan Exposure of all Lenders, the aggregate Tranche B Term Loan Exposure of all Lenders or the aggregate Tranche C Term Loan Exposure of all Lenders or (b) the sum of the foregoing.

            "Default" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

            "Designated Lease" means an agreement for the use or possession of property entered into in connection with a Sale-and-Leaseback Transaction that does not create Capital Lease Obligations and that has a Weighted Average Life to Expiration that is less than either the Weighted Average Life to Maturity of the Obligations or the number of years remaining at such time until April 21, 2007. Notwithstanding anything to the contrary contained herein, no Contractual Obligations existing on the date hereof (including any extensions or renewals thereof) will constitute a Designated Lease under this Credit Agreement.

            "Disposition" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of or through (a) any capital stock of any Subsidiary of the Company, (b) any other properties, assets, lines, businesses or divisions, other than in the ordinary course of business, (c) any Sale-and-Leaseback Transaction, (d) any Event of Loss or (e) sales of accounts and notes receivable, with or without recourse.

            "Documentation Agent" means BankBoston, N.A.

            "documents" includes any and all instruments, documents, agreements, certificates and other writings, however evidenced.

            "dollars" and "$" means lawful money of the United States.

            "Domestic Lending Office" means, with respect to each Lender, the office of that Lender designated as such on Schedule 10.02 or such other office
                                            --------------
of the Lender as it may from time to time specify to the Company and the Administrative Agent.

            "Eligible Assignee" means (a) a commercial lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such lender is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, or (d) other lenders or institutional investors approved in writing in advance by the Administrative Agent and the Company which approval is not to be unreasonably withheld or delayed.

            "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person, of potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, each as amended.

            "Environmental Permits" has the meaning specified in Section
5.12(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

            "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure by any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than

PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) a non-exempt prohibited transaction involving, or resulting in liability to, the Company or any of its Subsidiaries; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

            "Eurodollar Lending Office" means with respect to each Lender, the office of such Lender designated as such on Schedule 10.02 or such other office
                                            --------------
of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

            "Eurodollar Rate" means, for each Interest Period for Eurodollar Rate Loans comprising the same Borrowing, the rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of one percent) of the rates of interest per annum notified to the Administrative Agent by each Reference Lender as the rate at which Dollar deposits for such Interest Period and in an amount comparable to the amount of the Eurodollar Rate Loan that such Reference Lender will make (or, if not a Lender under the applicable Tranche, would make if it were such a Lender) during such Interest Period would be offered by its Eurodollar Lending Office to major Lenders in the London eurodollar market at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period. If no such rates are notified to the Administrative Agent, the "Eurodollar Rate" shall be the rate set forth on the Reuters Telerate screen for eurodollar deposits with major Lenders in London as of the date and time of such determination.

            "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

            "Event of Default" means any of the events specified in Section
8.01.

            "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) any of the following: (a) any loss, destruction or damage of such property or asset; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

            "Excess Cash" means, for the most recently completed four fiscal quarters for the Company and its Subsidiaries on a Consolidated basis, (a) Operating Cash Flow for such period less (b) the sum of (i) regularly scheduled
                                    ----
payments and required prepayments of principal of Indebtedness for borrowed money of the Company and its Subsidiaries to the extent not prohibited under this Agreement and actually paid during such period, plus (ii) Consolidated
                                                     ----
Interest Expense actually paid by the Company and its Subsidiaries in respect of Indebtedness for borrowed money during such period, plus (iii) Capital
                                                    ----
Expenditures actually made during such period, plus (iv) tax payments actually
                                               ----
paid or to be paid in respect of such period.

            "Excluded Disposition" means:

                (a) Dispositions of inventory, or used, worn-out or surplus property and other property or assets, all in the ordinary course of business;

                (b) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                (c) transactions permitted under Sections 7.04 and 7.09.

            "Existing Credit Agreement" means the Restated Credit Agreement dated as of May 1, 1995, as amended, among United Artists Theatre Circuit, Inc., certain banks and co-agents and Bank of America National Trust and Savings Association as managing agent.

            "Existing Letters of Credit" means the "facility letters of credit" issued under the Existing Credit Agreement and the Prop I Letters of Credit, in each case that are outstanding on the Closing Date and described on Schedule
                                                                    --------
1.01(c) hereto.
-------

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Reference Rate until the circumstances giving rise to such inability no longer exist.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Fee Letters" means the fee letters referred to in Section 2.11.

            "Former Collateral Agent" means Bankers Trust Company in its capacity as collateral agent under the Former Collateral Documents.

            "Former Collateral Documents" means all "Collateral Documents" and the "Intercreditor Agreement" defined in the Existing Credit Agreement.

            "Funded Indebtedness" means, without duplication, all Indebtedness for borrowed money and all Contingent Obligations relating thereto, Designated Leases, Capital Lease Obligations and any net obligations of such Person under Rate Contracts on or after termination of the applicable Rate Contract.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination. In computing compliance with the covenants set forth in Section 7.12 the Company shall use GAAP as in effect on the Closing Date unless the Company and Majority Lenders have agreed to use GAAP as in effect on the date of determination of compliance with such covenant; and the computations supporting the compliance certificates provided pursuant to Section 6.02(b) shall reflect such use of GAAP.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central Lender (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

            "Indebtedness" of any Person means without duplication, (a) all obligations for borrowed money, or with respect to deposits or advances of any kind (including repurchase obligations); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all obligations on which interest charges are customarily paid; (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person;
(e) all Capital Lease Obligations; (f) all net obligations with respect to Rate Contracts on or after termination of the applicable Rate Contract; (g) all reimbursement obligations under surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case whether or not matured); (h) all Contingent Obligations; provided that obligations constituting contingent liabilities of such Person as a general partner in respect of operating liabilities of the partnership in which it is such a general partner shall constitute Indebtedness only when and to the extent that such contingent liabilities become due and payable obligations of such general partner; (i) all obligations issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred and paid in the ordinary course of business); (j) all Designated Leases and (k) all Indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but only to the extent of the lesser of (x) the principal amount of such Indebtedness and (y) the fair market value of the property taken as security.

            "Indemnified Person" has the meaning specified in Section 10.05.

            "Indemnified Liabilities" has the meaning specified in Section
            10.05.

            "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or any other similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

            "Intercompany Note" means a promissory note substantially in the form of Exhibit F-3 hereto executed and delivered by UATC in favor of the
        -----------
Company.

            "Interest Payment Date" means (a) with respect to Base Rate Loans, the last day of each fiscal quarter of the Company and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan
--------  -------
exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of
Conversion/Continuation; provided that:
                         --------

                (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                (c) no Interest Period for any Term Loan shall extend beyond the Maturity Date applicable for such Term Loan; and

                (d) no Interest Period applicable to any Loan under any Tranche or portion thereof shall extend beyond the next Reduction Date or Principal Payment Date, as applicable to such Tranche, unless, on that Reduction Date or Principal Payment Date, either (i) the Outstanding Obligations under such Tranche will not exceed the combined Commitments under such Tranche (after giving effect to any reduction required to be made on such Reduction Date or payment required to be made on such Principal Payment Date) or (ii) the sum of (A) the aggregate principal
                                            ------
        amount of Base Rate Loans plus (B) the aggregate principal amount of all
                                  ----
        Eurodollar Rate Loans with an Interest Period ending on or prior to such Reduction Date or Principal Payment Date is at least equal to the Reduction Amount for such Tranche for such Reduction Date or the Principal Payment Amount for such Tranche on such Principal Payment Date.

            "Involuntary Closing" means a closing or loss of use of a property which is not in the best interests of the Company in the reasonable business judgement of the Company.

            "Issuing Lender" means any Lender, in its sole discretion, issuing a Letter of Credit under the combined Revolving Commitments.

            "Lender" means each lender from time to time party to this Agreement (collectively, the "Lenders").

            "Lender Group" means the Lenders party to this Agreement.

            "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name on
Schedule 10.02 hereto, or such other office or offices of such Lender as it may
--------------
from time to time specify to the Company and the Administrative Agent.

            "Letter of Credit" means a Letter of Credit issued and outstanding under the combined Revolving Commitments, including without limitation the Prop I Letters of Credit (collectively, the "Letters of Credit").

            "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

            "Letter of Credit Application" means an application for issuances of, or amendments to, letters of credit as shall at any time be in use at the Issuing Lender.

            "Letter of Credit Usage" means, as at any date of determination, the undrawn face amount of outstanding Letters of Credit plus Unreimbursed Drawings.
                                                     ----

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

            "Loan" means an extension of credit by a Lender to the Company pursuant to Article II other than an Unreimbursed Drawing, and may be a Base Rate Loan or a Eurodollar Rate Loan.

            "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Subsidiary Guaranty, the Fee Letters and all documents delivered to the Administrative Agent in connection herewith (each individually a "Loan Document").

            "Loan Parties" means the Company and each Subsidiary which is a party from time to time to any Loan Document (each individually a "Loan Party").

            "Majority Lenders" means, at any time of determination, Lenders having or holding more than 51% of the sum of the aggregate Credit Exposure of all Lenders under all Tranches. As to any Tranche, Majority Lenders means Lenders having or holding more than 51% of the sum of the aggregate Credit Exposure of all Lenders under such Tranche.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

            "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) the ability of any Loan Party to perform under any Loan Document; (c) the legality, validity, binding effect or enforceability of any Loan Document; or (d) the perfection or priority of any Lien granted to the Lenders or to the Administrative Agent for the benefit of the Lenders under any of the Collateral Documents. For purposes of this Agreement and the Loan Documents, consummation of the transactions contemplated or permitted by this Agreement shall not be deemed to be a Material Adverse Effect.

            "Material Subsidiary" means, at any particular time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than five percent of Operating Cash Flow for the most recently completed four fiscal quarters of the Company and its Subsidiaries on a Consolidated basis or (b) was the owner of more than five percent of the Consolidated assets of the Company and its Subsidiaries as at the end of the most recent fiscal quarter of the Company. Notwithstanding the foregoing, each Subsidiary Guarantor shall be a Material Subsidiary.

            "Maturity Date" means, as applicable, the Revolving Commitment Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or Tranche C Term Loan Maturity Date.

            "Merrill Lynch Entity" means Merrill Lynch and Co., its wholly-owned Subsidiaries, general or limited partnerships of which Merrill Lynch and Co. or its wholly-owned Subsidiaries are the sole general partners, or any other "Permitted Holder" as defined in the indenture governing the Senior Subordinated Notes.

            "Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, and its successors.

            "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has within the immediately preceding period including five full Plan years made, or been obligated to make, contributions.

            "Negative Pledge" means a Contractual Obligation that contains a covenant binding on the Company or any of its Subsidiaries that prohibits Liens on any of its or their property in favor of the Secured Parties, other than any such covenant contained in a Contractual Obligation which affects only the property that is the subject of such Contractual Obligation.

            "Net Cash Proceeds" means, with respect to any Disposition or any offering of Indebtedness or equity securities of the Company or its Subsidiaries, the gross cash sales proceeds received by the Company and its Subsidiaries from such Disposition or offering (including cash or Cash Equivalents, including payments in respect of, deferred payment obligations, when received in the form of, or stock or other assets when such obligations are disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any Subsidiary thereof) net of (a) the reasonable direct costs relating to such Disposition or
         ------
offering, (b) sale, use or other transaction taxes but not actual or estimated income taxes payable on any gain from the Disposition or offering paid or payable as a result thereof (provided, that a reasonable estimate of income
                             --------
taxes on the gain from Disposition as the Company actually expects to pay in the year in which such Disposition occurs or such Net Cash Proceeds are received may be netted), and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Cash Proceeds" shall also include proceeds received by any Person in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents in respect of any Event of Loss net of (i) all money actually applied (or committed to be applied within six months of the Disposition) to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. "Net Cash Proceeds Percentage" means, with respect to prepayments required pursuant to Section 2.08, an amount equal to the percentage set forth below, based upon the Total Leverage Ratio as shown on the most recent compliance certificate delivered pursuant to Section 6.02(b) (adjusted, in the case of Dispositions, for such Disposition on a pro forma basis) for (a) in the case of Levels 2 and 3, the fiscal quarter preceding the date of receipt by the Company or its Subsidiary of such Net Cash Proceeds and (b) in the case of Level 4, the two most recent fiscal quarters preceding the date of receipt by the Company or its Subsidiary of such Net Cash Proceeds:

   LEVEL     TOTAL LEVERAGE RATIO                          NET CASH PROCEEDS PERCENTAGE
--------------------------------------------------------------------------------------------
                                                      EXCESS CASH FLOW      EQUITY PROCEEDS
                                                       SECTION 2.08(b)      SECTION 2.08(d)
--------------------------------------------------------------------------------------------
     1        Default or Event of Default exists,           100%                  100%
               regardless of Total Leverage Ratio
--------------------------------------------------------------------------------------------
     2                      >5.00:1                          75%                  100%
                            -
--------------------------------------------------------------------------------------------
     3                = 4.00:1 but  5.00:1                   50%                  50%
--------------------------------------------------------------------------------------------
     4          4.00:1 for two consecutive Fiscal            0%                    0%
                            Quarters
--------------------------------------------------------------------------------------------

            "Note" means a promissory note substantially in the form of Exhibit
                                                                        -------
A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4 hereto, as from time to time
---  -----------  -----------    -----------
amended, modified or supplemented (collectively, the "Notes").

            "Notice of Borrowing" means a notice substantially in the form of Exhibit B hereto.
---------

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit C hereto.
            ---------

            "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

            "Obligations" means all Loans, Letter of Credit Usage and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to any Lender, Swap Party, any Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under any Loan Document, or, in respect of any Rate Contract with any Swap Party, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), voluntary or involuntary, absolute or contingent, whether or not jointly owed with others, direct or indirect, due or to become due, liquidated or unliquidated, now existing or hereafter arising and however acquired.

            "Operating Cash Flow" means, with respect to any Person for any period, (a) the gross operating revenues of such Person for such period derived in the ordinary course of its business from operations (including, in the case of the Company, revenues received as management fees under agreements entered into by Subsidiaries of the Company), minus (b) all operating expenses from
                                      -----
operations of such Person for such period, including without limitation, technical, film, actual operating lease rent (including actual operating lease rent payable to an Affiliate of such

Person), selling, advertising, general and administrative expenses and corporate overhead of such Person during such period, minus (c) income taxes paid by such
                                            -----
Person during such period, plus (d) depreciation, amortization, deferred taxes
                           ----
and other non-cash charges in each case including, without limitation, any increase or decrease, resulting from any adjustments for appreciation or depreciation in the value of any option to acquire the common stock of the Company to the extent deducted in calculating operating income from continuing operations of such Person for such period, but only to the extent not paid in cash.

                In the calculation of Operating Cash Flow there shall be excluded interest expense, interest income, extraordinary items and gains or losses on (and proceeds from) sales or dispositions of assets outside the ordinary course of business. With respect to the Consolidated Operating Cash Flow of any Person, the effect of revenues and expenses associated with any minority interest in Subsidiaries of such Person, and intercompany transactions, including the payment of dividends by Subsidiaries of such Person shall be excluded. All dividends of unconsolidated (owned 50% or less) subsidiaries or other Persons shall be included to the extent they are paid in cash.

                In the case of the sale, transfer or other disposition, or an acquisition of an operating theatre by any such Person during any period, Operating Cash Flow shall be adjusted as it would have been if such acquisition, sale, transfer or other disposition had been consummated on the first day of the most recently completed four fiscal quarter period of such Person.

                In the case of newly constructed theatres or screens which have not had 12 complete months of operations during a measurement period, the Operating Cash Flow for such theatres or screens shall be PPOCF plus
                                                                            ----
        PFOCF. PFOCF shall be calculated by annualizing the Operating Cash Flow for those complete months during which such new theatre or screen has been in operation based on the monthly annualization factors for such month(s) set forth in Schedule 1.01(B) hereto in accordance with the
                              ---------------
        following formula:

                   PFOCF      =      OCFM  -  PPOCF
                                     ----
                                      AF
     Where
                   PFOCF      =      Pro Forma Operating Cash Flow.

                   OCFM       =      Sum of actual Operating Cash Flow for each
                                     Included Month. "Included Month" is each full month that such theatre or screen was in operation covered by the most recent compliance certificate (the "Prior Period
                                     Operating Cash Flow") plus each full month that such theatre or screen was in operation from the end of the period covered by the compliance certificate to the date of calculation.

                   AF         =      Sum of annualization factors set forth in
                                     Schedule 1.01(b) for the Included Months.
                                     ----------------

                   PPOCF = Prior Period Operating Cash Flow, which is the actual aggregate cash flow for the theatres or screens included in the measurement period.

            "Other Taxes" has the meaning specified in Section 3.01(b).

            "Outstanding Obligations" means, as of any date of determination, as to any or all Lenders under any or all Tranches, as the case may be, and giving effect to making any Loans or Letters of Credit requested on such date and all payments, repayments and prepayments made on such date under such Tranches, the sum of (a) the aggregate outstanding principal of all Loans of such Lenders under such Tranches, and (b) all Letter of Credit Usage, if any, in which such Lender(s) are participating.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Participant" has the meaning specified in Section 10.07(g).

            "Permitted Investments" means (a) commercial paper of any of the Lenders, or of any other Person if rated P-1 or better by Moody's or A-1 or better by S&P or similarly rated by any successor to either of such rating services, (b) certificates of deposit, money market deposit accounts, time deposits and banker's acceptances issued by any Person in the Lender Group, (c) certificates of deposit, money market deposit accounts, time deposits and banker's acceptances issued by any commercial Lender registered to do business in any state of the United States having combined capital and surplus and undivided profits in excess of $500,000,000 and whose short term debt is rated A or better by S&P or by Moody's, or similarly rated by any successor to either of such rating services, and (d) obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States; provided, however, that, in the case of clauses (a), (b) and (c) above,
        --------  -------
such obligations shall mature not more than one year from the date of acquisition thereof.

            "Permitted Liens" means:

                (a) Assignments or other encumbrances on theatre leases and subleases, and extensions thereof, and other encumbrances on property of the Company or its Subsidiaries existing on the Closing Date and set forth in Schedule 7.02 hereto;
                                  -------------

                (b) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits;

                (c) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, landlords', laborers' suppliers' and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which the Company or such Subsidiary, shall, to the extent required by GAAP consistently applied, have set aside on its books adequate reserves;

                (e) Liens securing the payment of taxes, assessments and
            governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Company or such Subsidiary, as the case may be, shall, to the extent required by GAAP applied on a consistent basis, have set aside on its books adequate reserves; and

                (f) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or such Subsidiary or the value of such property for the purpose of such business;

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture or Governmental Authority.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or a Qualified Plan.

            "Pledged Subsidiaries" means Subsidiaries of the Company, all the issuing and outstanding capital stock or other ownership interest of which are pledged pursuant to the Collateral Documents (individually, a "Pledged Subsidiary").

            "Principal Payment Date" means each of the dates set forth on
Schedule 2.01 hereto as being a Principal Payment Date.
-------------

            "Principal Payment Amount" means, as to any Tranche of Term Loans, the principal amount of such Term Loans set forth on Schedule 2.01 hereto
                                                     -------------
opposite that Principal Payment Date under the heading Principal Payment Amount.

            "Pro Forma Debt Service" means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, the sum of (a) all cash payments of principal of Indebtedness scheduled by the terms of such Indebtedness to be paid during the four fiscal quarters immediately following the date of determination thereof (excluding, until the fiscal quarter ending December 31, 1998, the principal of the Prop I Mortgage Debt due on the Prop I Mortgage Debt Repayment Date) plus (b) all Pro-Forma Interest Expense for such
                              ----
period;

provided, however, that in calculating the amount of principal payments that
--------  -------
will be required under the combined Revolving Commitments by reason of the commitment reductions set forth in Section 2.06, the amount, if any, by which the aggregate Revolving Loans and Letter of Credit Usage outstanding on such date of determination exceeds the combined Revolving Commitments, as so reduced, shall be included. For purposes of section 7.12(b), Pro Forma Debt Service shall include Pro Forma Lease Expense.

            "Pro Forma Interest Expense" means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, for the period of the next four fiscal quarters immediately following such date of determination, all cash payments of commitment, facility and other fees due on all commitments to lend and interest on the outstanding Indebtedness on such date of determination, in each case after giving effect to all scheduled amortization payments of Indebtedness scheduled by the terms of such Indebtedness to be paid during such period. For purposes of this calculation, interest on any Indebtedness that is based on a floating rate or a rate that is not fixed for such period (after giving effect to all Rate Contracts and interest rate cap transactions) will be assumed to be fixed at the equivalent of a three-month Eurodollar Rate plus the Applicable Amount as of the first day of the period referred to in the preceding sentence.

            "Pro Forma Lease Expense" means, as of any date of determination, for the Company and its Subsidiaries on a Consolidated basis, operating cash rental expense (which is the sum of actual base rent, additional rent and percentage rent) for the immediately preceding fiscal quarter of the Company multiplied by 4. In the case of the sale, transfer or other disposition, or an acquisition of an operating theatre or screen by the Company or any of its Subsidiaries during any period, Pro Forma Lease Expense shall be adjusted as it would have been if such acquisition, sale, transfer or other disposition had been consummated on the first day of the most recently completed fiscal quarter of such Person. In the case of a newly opened or constructed theatre or screen, Pro Forma Lease Expense shall be determined by using actual lease expense for the first full month that such theatre or screen was in operation and multiplying the actual lease expense for that month by twelve.

            "Pro Rata Share" means as to any Lender (a) under a particular Tranche, the percentage, as adjusted from time to time as set forth herein, set forth opposite such Lender's name under Pro Rata Share in the table for such Tranche on Schedule 2.01(a), 2.01(b), 2.01(c) or 2.01(d) hereto, as applicable,
           ----------------  -------  -------    -------
and (b) under all Tranches taken as a whole, such Lender's Credit Exposure under all Tranches as a percentage of the aggregate Credit Exposure of all Lenders under all Tranches.

            "Prop I" means United Artists Properties I Corporation, a Colorado corporation.

            "Prop I Agreement" means those UAR Financing Agreements described in clauses (a) through (d) of the definition of UAR Financing Agreements, as amended, supplemented or otherwise modified from time to time.

            "Prop I Letters of Credit" means (a) the standby letter of credit in the initial face amount of $12,000,000 as described in the Prop I Agreement substantially in the form of Exhibit D-1 hereto and (b) the standby letter of
                             -----------
credit in the initial face amount of $500,000 issued pursuant to the Prop I Agreement and substantially in the form of Exhibit D-2 hereto.
                                           -----------

            "Prop I Mortgage Debt" means the Secured Principal Notes due November 1, 1998 issued pursuant to and in connection with the Prop I Agreement not exceeding $60,000,000 in principal amount.

            "Prop I Mortgage Debt Repayment Date" means the date which is the earlier of (a) the date the Prop I Mortgage Debt is paid and (b) November 30, 1998.

            "Purchase Money Mortgages" means secured Indebtedness of the Company or any Subsidiary (a) issued to finance or refinance the purchase or construction of any assets of the Company or any Subsidiary or (b) secured by a Lien on any assets of the Company or any Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (i) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP, (ii) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit, and (iii) if the Lien securing such Indebtedness is created within 90 days of such purchase or construction.

            "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period including five full Plan years, but excluding any Multiemployer Plan.

            "Rate Contracts" means interest rate and currency swap agreements, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements (other than caps) designed to provide protection against fluctuations in interest or currency exchange rates.

            "Reduction Amount" means the principal amount of Revolving Loans necessary to reduce the combined Revolving Commitments to the level set forth on
Schedule 2.01 hereto opposite that Reduction Date.
-------------

            "Reduction Date" means each of the dates set forth under "Reduction Date" on Schedule 2.01(a) hereto.
         ----------------

            "Reference Lender" means each of BofA, BankBoston, N.A. and NationsBank of Texas, N.A. or any successor(s) thereto in such capacity (collectively, the "Reference Lenders" in such capacity); provided, that a Reference Lender shall be included in the determination of the interest rate for any particular Borrowing only if such Reference Lender is participating in any Borrowing.

            "Reference Rate" means the rate per annum determined by BofA from time to time as its Reference Rate of interest and publicly announced as such from time to time by BofA. The Reference Rate is set by BofA based upon various factors including its costs and desired return, general economic conditions and other factors, and such rate is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced shall take effect at the opening of business on the day BofA publicly announces such rate.

            "Register" has the meaning set forth in Section 2.02(a)(i).

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder excluding those events for which the 30-day notice requirement is waived, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Required Class Lenders" means, at any time of determination, (a) Lenders having or holding more than 51% of the sum of the aggregate Revolving Commitment Exposure of all Lenders plus the aggregate Tranche A Term Loan
                                   ----
Exposure of all Lenders and (b) Lenders having or holding more than 51% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders plus the
                                                                 ----
aggregate Tranche C Term Loan Exposure of all Lenders.

            "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly confirmed by a written notice to such recipient. Such notices shall be (i) delivered or made to such recipient at the address, telephone number or facsimile number set forth on Schedule 10.02 or as
                                                           --------------
otherwise designated by such recipient by Requisite Notice to the Administrative Agent and (ii) if made by the Company, given or made by a Responsible Officer. Any written notice shall be in the form, if any, prescribed in the applicable section herein and may be given by facsimile provided such facsimile is promptly
                                             --------
confirmed by a telephone call to such recipient.

            "Responsible Officer" means the Chief Executive Officer or the President of the Company, any Executive Vice President of the Company or the Chief Financial Officer or the Treasurer, or the Assistant Treasurer, of the Company.

            "Revolving Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.01(a) hereto under the heading
                               ----------------
Revolving Commitments, as such amount may be reduced from time to time pursuant to Section 2.06 or as a result of one or more assignments pursuant to Section 10.07.

            "Revolving Commitment Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (ii) the amounts of such
                                             ----
Lender's Pro Rata Share of Letter of Credit Usage.

            "Revolving Commitment Maturity Date" means the earlier to occur of
(a) April 21, 2005 and (b) the date on which the combined Revolving Commitments shall terminate in accordance with the provisions of this Agreement.

            "Revolving Loan" has the meaning specified in Section 2.01(a).

            "Sale-and-Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any of its Subsidiaries sells or transfers any real or tangible property or asset in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or the resale against installment payments, of such property or asset to the seller or transferor.

            "Secured Parties" means the Agents, the Lenders, the Issuing Lenders and any Lender in its capacity as a counterparty under a Rate Contract (each individually a "Secured Party").

            "Senior Leverage Ratio" means, for the most recently completed four fiscal quarters for the Company and its Subsidiaries on a Consolidated basis, the ratio of (a) without duplication, all Funded Indebtedness at the end of such period less the Senior Subordinated Notes and any other Subordinated
       ----
Indebtedness outstanding at the end of such period plus an amount equal to all
                                                   ----
issued and outstanding letters of credit to (b) Operating Cash Flow plus
                                                                    ----
Consolidated Lease Expense related to Designated Leases during that period.

            "Senior Subordinated Notes" means (a) the Floating Rate Senior Subordinated Notes due 2007 in an aggregate principal amount of $50,000,000 and
(b) the 9-3/4% Senior Subordinated Notes due 2008 in an aggregate principal amount of $225,000,000, in each case containing terms and conditions disclosed to the Administrative Agent and Lenders prior to the Closing Date.

            "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies., a corporation organized and existing under the laws of the State of New York, and its successors.

            "Subordinated Indebtedness" means subordinated Indebtedness the terms of which (a) do not impose a Negative Pledge on any assets of the Company or any Subsidiary thereof, (b) are not materially more restrictive on the Company and its Subsidiaries than the terms of the Senior Subordinated Notes, and (c) do not contain subordination provisions more favorable to the lenders thereof than the terms of the Senior Subordinated Notes.

            "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

            "Subsidiary Guarantor" means each of UATC, UAR and Prop I and any other Subsidiary of the Company becoming a guarantor, from and after the time each becomes a party to the Subsidiary Guaranty (collectively, the "Subsidiary Guarantors").

            "Subsidiary Guaranty" means the Subsidiary Guaranty, substantially in the form of Exhibit E as the same may be amended, supplemented or otherwise
               ---------
modified from time to time.

            "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement substantially in the form of Exhibit F-2 hereto, as the same may be amended,
                             -----------
supplemented or otherwise modified from time to time.

            "Super Majority Lenders" means, at any time of determination, Lenders having or holding more than 75% of the sum of the aggregate Credit Exposure of all Lenders under all Tranches.

            "Swap Party" means any Lender or any of its Affiliates in its capacity as an individual counterparty under any Rate Contract entered into as contemplated by Section 6.13.

            "Syndication Agent" means NationsBank of Texas, N.A.

            "Taxes" has the meaning specified in Section 3.01(a).

            "Term Loans" means, as the context indicates, the Tranche A Term Loans, the Tranche B Term Loans and/or the Tranche C Term Loans.

            "Total Leverage Ratio" means, for the most recently completed four fiscal quarters for the Company and its Subsidiaries on a Consolidated basis, the ratio of (a) without duplication, all Funded Indebtedness at the end of such period plus an amount equal to all issued and outstanding letters of credit to
       ----
(b) Operating Cash Flow plus Consolidated Lease Expense related to Designated
                        ----
Leases during such period; provided, however, that for purposes of determining
                           --------  -------
the Applicable Amount, outstanding letters of credit shall be excluded from the numerator when calculating the Total Leverage Ratio.

            "Tranche" means, as the context indicates, the Revolving Commitments or the Revolving Loans, the Tranche A Term Loan Commitments or the Tranche A Term Loans, the Tranche B Term Loan Commitments or the Tranche B Term Loans, the Tranche C Term Loan Commitments or the Tranche C Term Loans.

            "Tranche A Term Loan" has the meaning specified in Section 2.01(b).

            "Tranche A Term Loan Availability Termination Date" means the earlier to occur of (a) December 31, 1998 and (b) the date on which the combined Tranche A Term Loan Commitments shall terminate in accordance with the provisions of this Agreement.

            "Tranche A Term Loan Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.01(b) hereto under the
                                         ----------------
heading Tranche A Term Loan Commitments, as such amount may be changed from time to time pursuant to Section 2.06 or as a result of one or more assignments pursuant to Section 10.07.

            "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Tranche A Term Loan Commitments, that Lender's Tranche A Term Loan Commitment and (b) after the termination of the Tranche A Term Loan Commitments, the aggregate outstanding principal amount of the Tranche A Term Loans of that Lender.

            "Tranche A Term Loan Maturity Date" means the earlier to occur of
(a) April 21, 2005 and (b) the date on which the combined Tranche A Term Loan Commitments shall terminate in accordance with the provisions of this Agreement.

            "Tranche B Term Loan" has the meaning specified in Section 2.01(c).

            "Tranche B Term Loan Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.01(c) hereto under the
                                         ----------------
heading Tranche B Term Loan Commitments, as such amount may be changed from time to time pursuant to Section 2.06 or as a result of one or more assignments pursuant to Section 10.07.

            "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Tranche B Term Loan Commitments, that Lender's Tranche B Term Loan Commitment and (b) after the termination of the Tranche B Term Loan Commitments, the aggregate outstanding principal amount of the Tranche B Term Loans of that Lender.

            "Tranche B Term Loan Maturity Date" means the earlier to occur of
(a) April 21, 2006 and (b) the date on which the combined Tranche B Term Loan Commitments shall terminate in accordance with the provisions of this Agreement.

            "Tranche C Term Loan" has the meaning specified in Section 2.01(d).

            "Tranche C Term Loan Availability Termination Date" means the earlier to occur of (a) the UATC Senior Secured Note Repayment Date and (b) the date on which the combined Tranche C Term Loan Commitments shall terminate in accordance with the provisions of this Agreement.

            Tranche C Term Loan Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.01(d) hereto under the
                                         ----------------
heading Tranche C Term Loan Commitments, as such amount may be changed from time to time pursuant to Section 2.06 or as a result of one or more assignments pursuant to Section 10.07.

            "Tranche C Term Loan Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Tranche C Term Loan Commitments, that Lender's Tranche C Term Loan Commitment and (b) after the termination of the Tranche C Term Loan Commitments, the aggregate outstanding principal amount of the Tranche C Term Loans of that Lender.

            "Tranche C Term Loan Maturity Date" means the earlier to occur of
(a) April 21, 2007 and (b) the date on which the Tranche A Term Loan Commitments shall terminate in accordance with the provisions of this Agreement.

            "Transferee" has the meaning specified in Section 10.07(g).

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "UAR" means United Artists Realty Company, a Delaware corporation.

            "UAR Financing Agreements" means (a) the Indenture of Mortgage and Deed of Trust, dated as of November 1, 1988, from Prop. I to the Connecticut Lender and Trust Company, N.A. and its successors and assigns, ("Connecticut Lender") and Lese Amato; (b) the Guaranty, dated as of November 1, 1988, from United Artists Communications, Inc. ("UAC") to Connecticut Lender and Lese Amato, (c) the Note Purchase Agreements, each dated November 1, 1988, between Prop. I and the noteholders listed therein, (d) the Assignment of Lease Agreement, dated as of November 1, 1988, from Prop. I to Connecticut Lender and Lese Amato; and (e) two Promissory Notes, each dated October 4, 1988, from UAR to Commonwealth Theatres, Inc., including, in each case, any amendments, renewals, extensions, substitutions, refinancings, replacements, restructurings, supplements or other modifications thereof otherwise permitted hereby.

            "UAR Leases" means (a) the Lease Agreement, dated as of November 1, 1988, between Prop I and the Company, as amended or otherwise modified by (i) the First Amendment thereto, dated as of May 1, 1990, (ii) the Second Amendment thereto, dated as of September 1, 1990, and (iii) the Assignment of Lease Agreement, dated as of November 1, 1988, from Prop. I to The Connecticut Lender, and (b) the Master Lease Agreement and Master Sublease Agreement, each dated as of the date of the Indenture, between UAR and the Company, in each case, as such agreements are amended, supplemented or otherwise modified as permitted hereunder.

            "UATC" means United Artists Theatre Circuit, Inc., a Maryland company, a wholly-owned Subsidiary of the Company.

            "UATC Pass-Through Certificates" means the Pass Through Certificates, Series 1995-A in an aggregate principal amount not exceeding $116,753,000 issued by the United Artists Theatre Circuit, Inc. 1995-A Pass Through Trust pursuant to the Pass Through Trust Agreement dated as of December 13, 1995 between UATC and Shawmut Bank Connecticut, National Association, as trustee.

            "UATC Preferred Stock" means the Series A Cumulative Redeemable Exchangeable Preferred Stock issued by UATC to the Company.

            "UATC Senior Secured Notes" means UATC's 11-1/2% Senior Secured Notes due 2002, Series B issued pursuant to the UATC Senior Secured Notes Indenture.

            "UATC Senior Secured Notes Indenture" means the Trust Indenture, dated as of May 12, 1992, among UATC, the Company, as guarantor, and The Bank of New York, as Trustee as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder.

            "UATC Senior Secured Note Repayment Date" means the date which is the earlier of (a) the date the UATC Senior Secured Notes are paid and (b) 45 days after the Closing Date.

            "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

            "Unfunded Pension Liabilities" means the excess of the present value of a Plan's accrued benefits, as defined in Section 3(23) of ERISA, as of the most recent valuation date for such Plan utilizing the actuarial assumptions set forth in such valuation, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA, as of such date.

            "Unreimbursed Drawings" means the aggregate amount of all drawings under a Letter of Credit honored by the relevant Issuing Lender, and not reimbursed by the Company whether from the proceeds of a Loan or from any other source.
            "United States" and "U.S." each means the United States of America.

            "Weighted Average Life to Expiration" means, when applied to any agreement for the use or possession of Property entered into in connection with a Sale-and-Leaseback Transaction at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each of the then remaining installments or other required payments of base rent under such agreement, including the final payment thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between the date of determination and the making of such payment, by (b) the then aggregate unpaid amount of such base rent payments payable thereunder.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each of the then remaining required payments of principal, including payment at final maturity, in respect hereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between the date of determination and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

            "Wholly-Owned First-Tier Subsidiary" means any domestic first tier Subsidiary of UATC which is wholly-owned, in the aggregate, by the Company and UATC.

            "Withdrawal Liability" means the aggregate amount of a liability incurred pursuant to Section 4201 of ERISA with respect to a Multiemployer Plan and any increase in contributions pursuant to Section 4243 of ERISA.

            1.02 OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

            (b) All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation".

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (e) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

            (f) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

            (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                             ARTICLE II THE CREDITS

            2.01 AMOUNTS AND AVAILABILITY OF COMMITMENTS.

            (a) THE REVOLVING COMMITMENTS. Until the Revolving Maturity Termination Date, each Lender having a Revolving Commitment severally agrees, on the terms and conditions hereinafter set forth, to (a) make Loans to the Company (each such loan, a "Revolving Loan") and (b) purchase risk participations in outstanding Letter of Credit Usage; provided, however, that (a) each Lender's
                                    --------  -------
Outstanding Obligations consisting of Revolving Loans and Letter of Credit Usage shall not exceed its Revolving Commitment, and all Lenders' Outstanding Obligations consisting of Revolving Loans and Letter of Credit Usage shall not exceed the combined Revolving Commitments. Within the limits of each Lender's Revolving Commitment and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.01(a).

            (b) THE TRANCHE A TERM LOAN COMMITMENTS. Until the Tranche A Term Loan Availability Termination Date, each Lender having a Tranche A Term Loan Commitment severally agrees, on the terms and conditions hereinafter set forth, to make term loans to the Company (each such loan, a "Tranche A Term Loan") in one or more disbursements; provided, however, that each Lender's Outstanding
                           --------  -------
Obligations under its Tranche A Term Loan Commitment shall not exceed its Pro Rata Share of the Available Tranche A Term Loan Commitments, and all Lenders' Outstanding Obligations under the Tranche A Term Loan Commitments shall not exceed the Available Tranche A Term Loan Commitments. Amounts borrowed under the Tranche A Term Loan Commitments which are repaid or prepaid may not be reborrowed

            (c) THE TRANCHE B TERM LOAN COMMITMENTS. Each Lender having a Tranche B Term Loan Commitment severally agrees, on the terms and conditions hereinafter set forth, to make a term loan to the Company (each such loan, a "Tranche B Term Loan") in one disbursement on the Closing Date; provided,
                                                                --------
however, that each Lender's Outstanding Obligations under its Tranche B Term
-------

Loan Commitment shall not exceed its Tranche B Term Loan Commitment, and all Lenders' Outstanding Obligations under the Tranche B Term Loan Commitments shall not exceed the combined Tranche B Term Loan Commitments. Amounts borrowed under the Tranche B Term Loan Commitments which are repaid or prepaid may not be reborrowed.

            (d) THE TRANCHE C TERM LOAN COMMITMENTS. Until the Tranche C Term Loan Availability Termination Date, each Lender having a Tranche C Term Loan Commitment severally agrees, on the terms and conditions hereinafter set forth, to make term loans to the Company (each such loan, a "Tranche C Term Loan") in one or more disbursements; provided, however, that each Lender's Outstanding
                           --------  -------
Obligations under its Tranche C Term Loan Commitment shall not exceed its Pro Rata Share of the Available Tranche C Term Loan Commitments and all Lenders' Outstanding Obligations under the Tranche C Term Loan Commitments shall not exceed the Available Tranche C Term Loan Commitments. Amounts borrowed under the Tranche C Term Loan Commitments which are repaid or prepaid may not be reborrowed.

            2.02 LOAN ACCOUNTS.

            (a) THE REGISTER.

            (i) The Administrative Agent shall maintain, at its address referred to in Section 10.02, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"), The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) The Administrative Agent shall record in the Register the Commitments, Loans and Letter of Credit Usage from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, however, that that failure to make any such recordation, or
        --------  -------
        any error in such recordation, shall not affect any Lender's Commitments or the Company's obligations in respect of any applicable Loans or Letter of Credit Usage.

           (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of the Loan made by it and each payment in respect thereof. Any recordation shall be conclusive and binding on the Company, absent manifest error; PROVIDED, HOWEVER, that that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Company's obligations in respect of Loans and Letter of Credit Usage; provided, further, that in the event of any inconsistency between
               --------
        the Register and any Lender's records, the recordations in the Register shall govern.

           (iv) The Company, Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments, Loans and Letter of Credit Usage listed therein for all purposes hereof, and no assignment or transfer of any such Commitment, Loans or Letter of Credit Usage shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 10.07(c). Prior to such recordation, all amounts owed with respect to the applicable Commitment, Loan or Letter of Credit Usage shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments, Loans or Letter of Credit Usage.

          (b) THE NOTES. The Loans shall be evidenced by Notes executed and delivered by the Company in favor of each Lender. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 10.07(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

          2.03 PROCEDURE FOR BORROWING.

          (a) Except as otherwise provided in this Agreement, each Borrowing of Loans shall be made upon Requisite Notice by the Company to the Administrative Agent in the form of a Notice of Borrowing, which must be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days prior to the requested borrowing date in the case of Eurodollar Rate Loans; and (ii) one Business Day prior to the requested borrowing date in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof in the case of Base Rate Loans and Eurodollar Rate Loans; (B) the requested borrowing date, which shall be a Business Day; (C) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Base Rate Loans; (D) the Tranche under which such Borrowing is requested; and (E) the duration of the Interest Period applicable to Eurodollar Rate Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

          (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender under the applicable Tranche of the amount of such Lender's Pro Rata Share of the Borrowing.

          (c) Each Lender will make the amount of its Pro Rata Share of the Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Account for payment by 11:00 a.m. (San Francisco time) on the borrowing date requested by the Company in funds immediately available to the Administrative Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Administrative Agent at the office at which Administrative Agent's Payment Account is located by crediting the account of the

Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (d) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, conversion or continuation of any Loans, there shall not be more than an aggregate of 15 Interest Periods for all Eurodollar Rate Loans outstanding at the time any such determination is made in effect at any one time.

            (e) At the election of the Majority Lenders, no Loans may be borrowed as, converted into or continued as, Eurodollar Rate Loans after the occurrence and during the continuance of any Default or Event of Default exists.

            2.04 CONVERSION AND CONTINUATION ELECTIONS.

            (a) The Company may upon Requisite Notice to the Administrative
Agent: (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Eurodollar Rate Loans; (ii) elect to convert on any Interest Payment Date, any Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof), into Base Rate Loans; or (iii) elect to renew, on any Interest Payment Date therefor, any Eurodollar Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of Eurodollar Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, the Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Eurodollar Rate Loans shall terminate.

            (b) The Company shall deliver by Requisite Notice a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the conversion date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the conversion date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed conversion date or continuation date; (B) the aggregate amount of Loans to be converted or renewed; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, (i) the Company has failed to select a new Interest Period to be applicable to such Eurodollar Rate Loans, as the case may be, or
(ii) if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period (reduced to the extent necessary to reflect any reductions of the Commitments on or prior to such day).

            (d) Upon receipt of a Notice of Conversion/ Continuation, the Administrative Agent will promptly notify each Lender under the applicable Tranche, or, if Requisite Notice is not timely provided, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations of Loans in any Tranche shall be made ratably among the Lenders under such Tranche in accordance with their Pro Rata Shares.

            2.05 LETTERS OF CREDIT.

            (a) ISSUANCE OF LETTERS OF CREDIT UNDER REVOLVING COMMITMENTS. From time to time prior to the Revolving Commitment Maturity Date and on the terms and subject to the conditions hereinafter set forth, with the prior consent of the Administrative Agent, any Lender may, in the sole exercise of its discretion, but shall not be required to, agree to issue one or more Letters of Credit under the Revolving Commitments; provided, however, that outstanding
                                        --------  -------
Letter of Credit Usage shall not at any time exceed (i) from the Closing Date until the Prop I Mortgage Debt Repayment Date, $25,000,000, and (ii) $15,000,000 at any time thereafter, and Outstanding Obligations consisting of Revolving Loans and Letter of Credit Usage shall not exceed the combined Revolving Commitments. Each Letter of Credit Action shall be in a form reasonably acceptable to the Issuing Lender and shall not violate any policies of the Issuing Lender. No Letter of Credit shall have an expiration date (including all rights of renewal) later than 15 days prior to the Revolving Commitment Maturity Date. The parties hereto confirm that all Existing Letters of Credit are deemed Letters of Credit outstanding hereunder. The Company agrees to assume all obligations of UATC under the Existing Letters of Credit and the applications and agreements relating thereto, and agrees to execute, acknowledge, deliver and record all certificates, agreements, assurances and other instruments as the Administrative Agent or such Issuing Lenders may reasonably require from time to time in order to assure and confirm such assumption.

            (b) REQUESTING LETTER OF CREDIT ACTIONS. The Company may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to an Issuing Lender and the Administrative Agent (who shall notify the Lenders), by Requisite Notice not later than 9:00 a.m. (San Francisco time) three Business Days (or such shorter time as the Administrative Agent and the Issuing Lender may agree) prior to the proposed date of issuance. The Issuing Lender shall notify the Administrative Agent of such request. Unless the Administrative Agent notifies such Issuing Lender that such Letter of Credit Action is not permitted hereunder or such Issuing Lender determines that such Letter of Credit Action is contrary to any Requirement of Law or policies of such Issuing Lender or does not otherwise conform to the requirements of this Agreement, such Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

            (c) LENDERS' PARTICIPATION IN LETTERS OF CREDIT. Upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased an undivided risk participation therein from the Issuing Lender issuing such Letter of Credit in an amount equal to that Lender's Pro Rata Share thereof. Each such Lender confirms that it has purchased an undivided risk participation in each "facility" Letter of Credit originally issued under the Existing Credit Agreement remaining outstanding hereunder and each Prop I Letter of Credit from the Issuing Lender issuing such Letter of Credit in an amount equal to that Lender's Pro Rata Share thereof.

            (d) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. The Company shall directly reimburse each Issuing Lender for any payment that such Issuing Lender makes under any Letter of Credit not later than 11:00 a.m. (San Francisco time) on or before the date of such payment; provided, however, that if the conditions precedent
                          --------  -------
set forth in Section 4.02 can be satisfied, the Company may request a Borrowing of Loans under the Revolving Commitment to reimburse the Issuing Lender for such payment on or before the date thereof by complying with Section 2.03, or the Company may allow a deemed Borrowing of Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

            (e) FUNDING BY LENDERS WHEN ISSUING LENDER NOT REIMBURSED. If the Company fails to timely make the payment required pursuant to subsection (d) above, the Issuing Lender shall notify the Administrative Agent of such fact and the amount of such unreimbursed payment. The Administrative Agent shall promptly notify each Lender having a Revolving Commitment of its Pro Rata Share of such amount by Requisite Notice. Each such Lender shall make funds in an amount equal its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than 11:00 a.m. (San Francisco time) on
(i) if the Administrative Agent notified the Lenders prior to 9:00 a.m. on any Business day, the following Business Day and (ii) if the Administrative Agent notified the Lenders after 9:00 a.m. on any Business day, on the second following Business Day. The obligation of each Lender under such Tranche to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Company to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein

            (f) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in Section 4.02 can be satisfied (except for the giving of a Notice of Borrowing) on the date that the Lenders are to make their funds available to the Company pursuant to subsection (e) above, the funding by the Lender pursuant thereto shall be deemed to be part of a Borrowing of Base Rate Loans under the Revolving Commitment requested by the Company. If the conditions precedent set forth in Section 4.02 cannot be satisfied on such date, the funding by the Lenders pursuant to subsection (e) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by the Company upon demand and shall bear interest at rate specified in
Section 2.10(c), and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Company with respect to such claim.

            (g) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. The Company may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as the relevant Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such evergreen Letter of Credit is issued. Once an evergreen Letter of Credit is issued, the Issuing Lender shall thereafter notify the Administrative Agent if and when the Company requests that such Letter of Credit be allowed to be extended or renewed. The Administrative Agent shall notify the Issuing Lender whether the conditions precedent set forth in Section 4.02 can then be satisfied, and only if they can be, shall such Letter of Credit be extended or renewed with the consent, given in its sole discretion, of such Issuing Lender. Notwithstanding anything the contrary, no evergreen Letter of Credit shall have an expiration date later than 15 days prior to the Revolving Commitment Maturity Date.

            (h) OBLIGATIONS ABSOLUTE. The obligations of the Company to reimburse any Issuing Lender for payments and disbursements made by the Issuing Lender under any Letter of Credit honoring a demand for payment by the beneficiary thereunder, and each Lender's obligation to participate in such payments and disbursements in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances, including the following circumstances:

                (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Application or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated by the L/C Related Documents or any unrelated transaction ;

                (iv) any statement and other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (v) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of any Letter of Credit;

                (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, or any account party.

            (i) APPLICABILITY OF UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Laws.

            (j) INDEMNIFICATION BY THE LENDERS AND THE COMPANY. Each of the Company and the Lenders severally agree to indemnify the Administrative Agent, any Issuing Lender and each officer, director, employee, agent and Affiliate of the Administrative Agent and any Issuing Lender ratably according to their respective Pro Rata Share of the combined Revolving Commitments, to the extent not reimbursed by the Company, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including at any time following the payment of any drawing under any Letter of Credit and/or following the expiration or termination of any or all Letters of Credit) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under any Letter of Credit issued pursuant to this Agreement or the use of proceeds of any payment made under any Letter of Credit issued in accordance with the terms of this Agreement; provided, however, that no Lender
                                             --------  -------
shall be liable for the payment of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses resulting solely from such Person's gross negligence or willful misconduct. This Section shall not diminish the obligations of the Company to indemnify each Lender under Section
10.05 in the event a Lender is obligated to make a payment hereunder.

            2.06 TERMINATION OR REDUCTION OF COMMITMENTS.

            (a) VOLUNTARY REDUCTIONS AND TERMINATIONS. The Company may, upon not less than three Business Days' prior Requisite Notice to the Administrative Agent, terminate or permanently reduce any Tranche, specifying: (i) the amount of the reduction or termination, which shall be in an aggregate minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; (ii) the date of such reduction or termination, and (iii) which Tranche's Commitments are to be reduced or terminated.

            (b) MANDATORY REDUCTIONS--REVOLVING COMMITMENTS. Subject to Section 2.06(f), on each Reduction Date, the combined Revolving Commitments shall automatically reduce to the amount indicated on Schedule 2.01(a) hereto.
                                                ----------------

            (c) MANDATORY REDUCTIONS--TRANCHE A TERM LOAN COMMITMENTS. Subject to Section 2.06(f), on the Tranche A Term Loan Availability Termination Date, the combined Tranche A Term Loan Commitments shall automatically reduce to the amount of Tranche A Term Loans outstanding on such date. Thereafter, the combined Tranche A Term Loan Commitments shall automatically reduce by an amount equal to any prepayment or repayment of the Tranche A Term Loans on the date of such prepayment or repayment.

            (d) MANDATORY REDUCTIONS--TRANCHE B TERM LOAN COMMITMENTS. Subject to Section 2.06(f), after the Borrowing of the Tranche B Term Loans, the combined Tranche B Term Commitments shall automatically reduce to the aggregate principal amount of Tranche B Term Loans outstanding. Thereafter, the combined Tranche B Term Loan Commitments shall automatically reduce by an amount equal to any prepayment or repayment of the Tranche B Term Loans on the date of such prepayment or repayment.

            (e) MANDATORY REDUCTIONS--TRANCHE C TERM LOAN COMMITMENTS. Subject to Section 2.06(f), on the Tranche C Term Loan Availability Termination Date, the combined Tranche C Term Loan Commitments shall automatically reduce to the amount of Tranche C Term Loans outstanding on such date. Thereafter, the combined Tranche C

Term Loan Commitments shall automatically reduce by an amount equal to any prepayment or repayment of the Tranche C Term Loans on the date of such prepayment or repayment.

            (f) TERMINATION OF COMMITMENTS UPON CHANGE IN CONTROL EVENT. The Commitments shall automatically terminate 90 days after a Change in Control Event not consented to by the Super Majority Lenders.

            (g) COMMITMENT REDUCTIONS-- GENERAL. After giving effect to any voluntary or mandatory Commitment reductions or terminations, and to any prepayments of the Loans made on the effective date of such reduction or termination, the Outstanding Obligations under each Tranche shall not exceed the combined Commitments under such Tranche. The Company shall prepay the Loans in accordance with Section 2.08(g) and/or Cash Collateralize outstanding Letter of Credit Usage as required to comply with the foregoing. Any reductions shall be applied ratably to each Lender under the applicable Tranche. If any Tranche's Commitment is terminated in its entirety, all accrued commitment fees, interest and Letter of Credit fees in respect of such Tranche to, but not including the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty. Once reduced, no Commitment under any Tranche may be increased or reinstated.

            2.07 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Company may, at any time or from time to time prepay Loans it designates in whole or in part. All Loans within a given Tranche must be ratably prepaid. The Company shall deliver by Requisite Notice a notice of any prepayment hereunder which must be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least (a) three Business Days prior to the date of prepayment in the case of prepayment of any Eurodollar Rate Loans; and (b) one Business Day prior to the date of prepayment in the case of prepayment of any Base Rate Loans, specifying: (i) the amount of the prepayment, which shall be in an aggregate minimum principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; (ii) the date of prepayment, (iii) whether such prepayment is of Base Rate Loans or Eurodollar Rate Loans, or any combination thereof and (iv) the Tranche under which such prepayment is being made. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Lender under the affected Tranche and of such Lender's ratable share of such prepayment. If such notice is given, the Company shall make such prepayment on the date specified in such notice, together with, in the case of a prepayment of Eurodollar Rate Loans, accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04. Any prepayments of Term Loans under any Tranche shall be applied ratably to all Term Loans outstanding under that Tranche and to the remaining unpaid installments of all Term Loans under such Tranche.

            2.08 MANDATORY PREPAYMENTS OF LOANS.

            (a) ASSET DISPOSITIONS. Subject to Section 2.08(a)(i) and (ii) below, upon the receipt of any Net Cash Proceeds of any Disposition (other than Excluded Dispositions) by the Company or any of its Subsidiaries, the Company shall promptly prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds.

                (i) So long as no Default or Event of Default shall have occurred and be continuing, the Company may promptly deliver a certificate to the Administrative Agent stating that it intends, in good faith, to use some or all of such Net Cash Proceeds in a Covered Transaction. In such case the Company shall not be required to make a prepayment using such Net Cash Proceeds, provided that the Company shall
                                                 --------
        make a prepayment using such Net Cash Proceeds upon the earliest to occur of (A) the date which is 360 days after such Disposition if a definitive agreement to acquire or develop theatre properties or other activities incidental thereto which would utilize such Net Cash Proceeds has not theretofore been entered into, (B) the last day specified in the definition of "Covered Transaction" that such Net Cash Proceeds could have been used in a Covered Transaction, and (C) the date any Default or Event of Default occurs. Any Net Cash Proceeds not immediately paid to the Managing Agent as permitted above, shall be deposited by the Company into a segregated deposit account with Bank of America National Trust and Savings Association within ten Business Days of receipt and the Company shall invest such Net Cash Proceeds only in Permitted Investments; and

                (ii) So long as no Event of Default shall have occurred and be continuing, any prepayments under this Section 2.08(a) shall be made from time to time only after the Company and its Subsidiaries shall have received, since the last prepayment under this Section 2.08(a), aggregate Net Cash Proceeds from such Dispositions of not less than $3,000,000, at which time the Company shall make a prepayment in an amount equal to all of such retained amounts (other than such amounts that the Company is not required to prepay in connection with Covered Transactions as aforesaid).

            (b) EXCESS CASH. Following delivery of each compliance certificate pursuant to Section 6.02(b) commencing in respect of the fiscal year ending December 31, 1998, but not later than each April 30 of each year, beginning April 30, 1999, the Company shall prepay the Term Loans in an amount equal to the Net Cash Proceeds Percentage of any Excess Cash during the preceding fiscal year.

            (c) PROCEEDS OF ADDITIONAL INDEBTEDNESS. Upon the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any additional Indebtedness (excluding Indebtedness hereunder and Indebtedness permitted under Section 7.01) incurred or issued by the Company or any of its Subsidiaries, the Company shall prepay the Term Loans in an amount equal to the Net Cash Proceeds Percentage of such Net Cash Proceeds.

            (d) PROCEEDS OF ADDITIONAL EQUITY. Upon the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any additional equity issued by the Company or any of its Subsidiaries, the Company shall prepay the Term Loans in an amount equal to the Net Cash Proceeds Percentage of such Net Cash Proceeds; provided, however, that the first $50,000,000 of such Net Cash
               --------  -------
Proceeds received after the Closing Date may, at the Company's election, be used to instead prepay principal of, together with interest on and premium, if any, on any portion prepaid, the Senior Subordinated Notes; provided, further, that
                                                       --------  -------
up to $5,000,000 of such Net Cash Proceeds received upon the exercise of stock options or the purchase of stock by officers and employees of the Company and its Subsidiaries shall not be required to be prepaid.

            (e) CHANGE IN CONTROL EVENT. The Company shall prepay all Loans in full 90 days after a Change in Control Event not consented to by the Super Majority Lenders.

            (f) COMMITMENT REDUCTIONS. Simultaneously with the reductions of any Tranche's Commitment pursuant to Section 2.06 and this Section 2.08, the Company shall prepay any Loans outstanding in accordance with subsection (g) below and/or Cash Collateralize outstanding Letters of Credit Usage in excess of such reduced Tranche's Commitment.

            (g) GENERAL. Any prepayments of Term Loans pursuant to Section 2.06 or this Section 2.08 shall be applied pro rata among all Tranches of Term Loans to the remaining unpaid installments of the Term Loans, then outstanding, and when all Term Loans are prepaid, to prepayments of Revolving Loans; provided,
                                                                    --------
however, that the Company may, in its sole discretion, elect to give each Lender
-------
in any designated Tranche the right to waive any prepayment to which it is otherwise entitled to receive under Section 2.08(a)-(e). If any such Lender waives the right to receive such prepayment, the amount that would have been used to prepay such Lender shall be used instead to prepay other Lenders not electing to so waive receipt of such prepayment. Any prepayments made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of
                                     --------
Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in a Cash Collateral Account until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans; provided, further, that
                                                      --------  -------
the required date for repayment shall not be extended pursuant to the foregoing proviso (and such repayment when made shall be subject to Section 3.04) if: (i) an Event of Default or Default has occurred and is continuing or (ii) with respect to any Eurodollar Rate Loans with an Interest Period that expires more than three months, after the date prepayment would otherwise be due hereunder.

            2.09 REPAYMENT.

            (a) THE REVOLVING LOANS. The Company agrees to repay the principal amount of the Revolving Loans on the Revolving Commitment Maturity Date. No Letter of Credit shall have an expiration date (including all rights of renewal) later than 15 days prior to the Revolving Commitment Maturity Date.

            (b) THE TRANCHE A TERM LOANS. The Company agrees to repay the Tranche A Term Loans on each Principal Payment Date applicable thereto in an aggregate principal amount equal to the applicable Principal Payment Amount. All outstanding Tranche A Term Loans shall be repaid in full on the Tranche A Term Loan Maturity Date.

            (c) THE TRANCHE B TERM LOANS. The Company agrees to repay the Tranche B Term Loans on each Principal Payment Date applicable thereto in an aggregate principal amount equal to the applicable Principal Payment Amount. All outstanding Tranche B Term Loans shall be repaid in full on the Tranche B Term Loan Maturity Date.

            (b) THE TRANCHE TERM LOANS. The Company agrees to repay the
Tranche C Term Loans on each Principal Payment Date applicable thereto in an aggregate principal amount equal to the applicable Principal Payment Amount. All outstanding Tranche C Term Loans shall be repaid in full on the Tranche C Term Loan Maturity Date.

            2.10 INTEREST.

            (a) Subject to Section 2.10(c), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be, PLUS the Applicable Amount.

            (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Eurodollar Rate Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof, and on the date of prepayment of any Loan that is made in connection with the complete termination of any Tranche. After the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

            (c) While any Event of Default exists and is continuing, before and after exercise by the Lenders of any remedies under Section 8.02, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans due and unpaid, at a rate per annum which is determined in accordance with Section 2.10(a) plus 200 basis points If any interest on any Loan, or any other amount payable hereunder or under any of the other Loan Documents is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a fluctuating rate per annum equal to the sum of the Base Rate plus the Applicable Amount then in effect for Base Rate Loans plus 200 basis points.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in any event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

            2.11 FEES.

            (a) FEES PAYABLE ON CLOSING DATE. The Company shall pay on the Closing Date to each of Bank of America National Trust and Savings Association, BankBoston, N.A., NationsBank of Texas, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc. (collectively, the "Underwriters") and the Arranger for its own respective account, fees in the amounts set forth in a letter agreement dated as of April 17, 1998 among the Company and the Underwriters and the Arrangers.

            (b) AGENCY FEE. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Administrative Agent.

            (c) COMMITMENT FEES. The Company shall pay to the Administrative Agent for the ratable account of each Lender, a commitment fee on the average daily unused portion of such Lender's Tranche A Term Loan Commitment ,Tranche C Term Loan Commitment and Revolving Commitment equal to the Applicable Amount therefor. The commitment fee shall accrue from the Closing Date until (a) in the case of the Revolving Commitments, the Revolving Commitment Termination Date,
(b) in the case of the Tranche A Term Loan Commitments, the Tranche A Term Loan Availability Termination Date, and (c) in the case of the Tranche C Term Loan Commitments, the Tranche C Term Loan Availability Termination Date and shall be payable quarterly in arrears on the last day of each fiscal quarter of the Company, commencing on the first such date to occur after the Closing Date.

            (d) LETTER OF CREDIT FEES. The Company agrees to pay the following with respect to each Letter of Credit:

                (i) subject to clause (iii), to the Administrative Agent for the ratable account of each Lender having a Revolving Commitment, a fee equal to the Applicable Amount for Letter of Credit fees on the average daily amount available for drawings under all outstanding Letters of Credit. This fee shall accrue from the Closing Date until the Revolving Commitment Termination Date and shall be payable quarterly in arrears on the last day of each fiscal quarter of the Company, commencing on the first such date to occur after the Closing Date.

                (ii) to the Issuing Lenders, such fees for services including issuance, amendment and other servicing of such Letters of Credit as may be from time to time agreed between such Issuing Lenders and the Company.

                (iii) while any Event of Default exists and is continuing, before as well as after exercise by the Lenders of any remedies under
        Section 8.02, the Company shall pay on the outstanding, undrawn face amount of all Letters of Credit commissions computed at a rate per annum which is determined by increasing the Applicable Amount then in effect by 200 basis points.

            (e) FEES NONREFUNDABLE. No fee paid by the Company pursuant to this Agreement, any Loan Document or any side letter entered into in connection with the transactions contemplated in this Agreement is refundable absent manifest error in the computation of any such fee.

            2.12 COMPUTATION OF FEES AND INTEREST.

            (a) All other computations of interest, commissions, fees and other amounts under this Agreement shall be made on the basis of a 360 day year and actual days elapsed, which results in a greater fee or charge than if computed on the basis of a 365-day year. Fees shall accrue during each period during which such fees are computed from the first day thereof through the last day thereof. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

            (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Lenders of each determination of a Eurodollar Rate; provided, however, that any failure to do so shall not relieve the Company of
--------  -------
any liability hereunder.

            (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

            (d) If any Reference Lender's Commitment shall terminate (otherwise than on termination of all the Commitments), or if for any reason whatsoever the Reference Lender shall cease to be a Lender hereunder, or if any Reference Lender shall sell participations in all of its Commitments and Loans hereunder, that Reference Lender shall thereupon cease to be a Reference Lender, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Lenders.

            (e) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

            2.13 PAYMENTS BY THE COMPANY.

            (a) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders (except as otherwise provided in Sections 2.05(d), 2.14(b), 3.01, 3.03, 3.04 and 3.06), to the Administrative Agent's Payment Account, in dollars and in immediately available funds no later than 11:00 a.m. (San Francisco time). The Administrative Agent will promptly distribute to each Lender entitled to such payment its Pro Rata Share of such amount in like funds as received. Any payment which is received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day.

            (b) Subject to the provisions set forth in the definition of "Interest Period," whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent shall have received Requisite Notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect on such date.

            2.14 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT

            (a) On the terms and conditions set forth in this Agreement, each Lender shall make available to the Administrative Agent in immediately available funds for the account of the Company the amount of its Pro Rata Share of any Borrowing under a Tranche under which it is a Lender. If any Lender is to make any Loan on a day on which the Company is to repay all or any part of an outstanding Loan from such Lender, the Lender shall apply the proceeds of its new Loan to make repayment of its outstanding Loan, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available to the Administrative Agent by such Lender and be remitted to the Company by the Administrative Agent. If the Company is to make any payment on any Loans on a day on which the Lenders are making new Loans, the Company shall apply the proceeds of its new Loans to make repayment of its outstanding Loans and only an amount equal to the difference (if any) between the amount being paid and the amount being borrowed shall be made available to the Administrative Agent by the Company and be remitted to the applicable Lenders by the Administrative Agent.

            (b) Unless the Administrative Agent shall have received Requisite Notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent on the borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any

Lender shall not have made its full amount available to the Administrative
Agent and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall within one Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent within one Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (c) The failure of any Lender to make any Loan on any date of Borrowing or to purchase a participation in accordance with the terms hereof shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such Borrowing or to purchase a participation in accordance with the terms hereof. No Lender shall be responsible for the failure of any other Lender to make a Loan, to issue a Letter of Credit or to purchase a participation in accordance with the terms hereof.

            2.15 SHARING OF PAYMENTS, ETC. If, other than as provided in Section 3.01, 3.03, 3.04 or 3.06, any Lender shall obtain on account of the Loans made by it or Unreimbursed Drawings under any Tranche, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans or Unreimbursed Drawings under such Tranche (or, following the acceleration of the Obligations, all Tranches) obtained by all the Lenders under such Tranche (or, following the acceleration of the Obligations, all Tranches), such Lender shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders under such Tranche (or, following the acceleration of the Obligations, all Tranches) such participations in the Loans made by them or Unreimbursed Drawings under such Tranche (or, following the acceleration of the Obligations, all Tranches) as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each Lender under such Tranche (or, following the acceleration of the Obligations, all Tranches); provided, however, that if all or any portion of such excess payment
           --------  -------
is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender under such Tranche (or, following the acceleration of the Obligations, all Tranches) shall repay to the purchasing Lender the purchase price paid thereto together with an amount equal to such paying Lender's Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other similar amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent shall keep records
(which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases; provided, however, that any failure by
                                          --------  -------
the Administrative Agent to so notify the Lenders shall not alter the Lenders' rights or duties hereunder.

            2.16 COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY. All Obligations shall be secured in accordance with the Collateral Documents and shall be unconditionally guaranteed under the Subsidiary Guaranty.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            3.01 TAXES.

            (a) Subject to Section 3.01(g), any and all payments by the Company to each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, imposed by any taxing authority and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, does business or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Subject to Section 3.01(g), the Company shall indemnify and hold harmless each Lender and the Administrative Agent for the full amount, net of any reduction in Taxes, levies, imposts, deductions, charges or withholding therefrom, of Taxes or Other Taxes imposed with respect to amounts payable under this Agreement (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Lender or the Administrative Agent makes written demand therefor.

            (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to Section 3.01(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions; and (iii) the Company shall pay the full amount deducted to the relevant taxation authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

            (f) Subject, in the case of clauses (f)(i), (ii) and (iii) below, to
Section 3.01(j), each Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that: (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.07 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Company through the Administrative Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of each such Lending Office under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Lender changes its Lending Office or selects an additional Lending Office as herein provided, it shall within 30 days thereof deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224, or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Lender; and (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

            (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.01(a), (c) or (d) to any Lender for the account of any Lending Office of such Lender: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.01(f) and (j) in respect of such Lending Office;
(ii) if such Lender shall have delivered to the Administrative Agent and the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f)(i)(A), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the Closing Date; (iii) if the Lender shall have delivered to the Administrative Agent and the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.01(f)(i)(B), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the Closing Date ; or (iv) if the Lender shall have delivered to the Administrative Agent and the Company a Form W-8 and Nonbank Certificate (as defined below) pursuant to Section 3.01(j), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the Closing Date.

            (h) If, at any time, the Company requests any Lender to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Company shall, on demand of such Lender, reimburse such Lender for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

            (i) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to Section 3.01(c) or (d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

            (j) Any Lender organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof that is not legally able to deliver IRS Form 1001 or 4224 pursuant to Section 3.01(f)(i) agrees that: (i) it shall deliver to the Company through the Administrative Agent prior to or at the time such Lender becomes a registered holder of any Note, two accurate and complete signed originals of (A) IRS Form W-8 (Certificate of Foreign Status of the U.S. Department of Treasury) (or such successor and related forms as may from time to time be adopted by the relevant U.S. taxing authorities), and (B) a certificate stating that such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United

States Federal income tax (a "Nonbank Certificate"); (ii) it shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in the most recent Form W-8 or Nonbank Certificate previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form W-8 and Nonbank Certificate in replacement for the forms previously delivered by the Lender; and (iii) such Lender shall promptly notify the Administrative Agent if, at any time, such Lender determines that it has become subject to taxes of the type described in
Section 3.01(a), (c) or (d) or is no longer in a position to provide such Form W-8 and Nonbank Certificate to the Administrative Agent and Company (or any other form or certification adopted by the relevant U.S. taxing authorities).

            (k) Upon any Lender making a claim for compensation under this
Section 3.01, the Company may, so long as no Default or Event of Default shall have occurred and be continuing, replace or remove such Lender in accordance with Section 10.12.

            (l) The agreements and obligations of the Company contained in this
Section 3.01 shall survive the payment in full of all other Obligations.

            3.02 ILLEGALITY.

            (a) If any Lender shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make Eurodollar Rate Loans, then, on Requisite Notice thereof by the Lender to the Company through the Administrative Agent, the obligation of the Lender to make Eurodollar Rate Loans shall be suspended until the Lender shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender shall determine that it is unlawful to maintain any Eurodollar Rate Loan, the Company shall prepay in full all Eurodollar Rate Loans of the Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

            (c) If the Company is required to prepay any Eurodollar Rate Loan immediately as provided in Section 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

            (d) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been terminated, the Company may elect, by giving Requisite Notice to the Lender through the Administrative Agent that all Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

            (e) Before giving any notice to the Administrative Agent pursuant to this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its

Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

             3.03 INCREASED COSTS AND REDUCTION OF RETURN.

            (a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (except for any increase relating to taxes) to such Lender of agreeing to make or making, funding or maintaining any Loans or Letters of Credit (or participation therein), then the Company shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central Lender or other authority, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Lender, the Company shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

            3.04 FUNDING LOSSES. The Company agrees to reimburse each Lender and to hold each Lender harmless from any reasonable loss or expense which the Lender may sustain or incur as a consequence of (a) the failure of the Company to make any payment or prepayment of principal of any Eurodollar Rate Loan (including payments to be made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation; (c) the failure of the Company to make any prepayment after the Company has given Requisite Notice in accordance with Section 2.06 or 2.07; or
(d) the prepayment of a Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto; including any such reasonable loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the payment in full of all other Obligations; provided, however, any
                                                      --------  -------
Lender desiring to make a claim for reimbursement under this Section 3.04, shall do so within 180 days after the Maturity Date of the Tranche under which such Loans were made.

            3.05 INABILITY TO DETERMINE RATES. If: (a) any two Reference Lenders or, if there is only one Reference Lender, such Reference Lender shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) if Majority Lenders shall have determined and notified the Administrative Agent that the Eurodollar Rate applicable for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then the Administrative Agent will forthwith give notice of such determination to the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

            3.06 RESERVES ON EURODOLLAR RATE LOANS. The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency Liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan provided the Company shall have received at least 15 days' prior written Requisite Notice (with a copy to the Administrative Agent) of such additional interest from the Lender. If a Lender fails to give Requisite Notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen days from receipt of such notice. This covenant shall survive the payment in full of all other Obligations; provided, however, any
                                                      --------  -------
Lender desiring to make a claim for reimbursement under this Section 3.06, shall do so within 270 days after the Maturity Date of the Tranche under which such Loans were made.

            3.07 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

            4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT 4.01. The obligation of each Lender to make its initial Loans or to participate in the initial Letters of Credit hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and its counsel and, except for Notes and the instruments or documents representing Collateral, in sufficient copies for each Lender:

          (a) CREDIT AGREEMENT. This Agreement duly executed by the Company and each of the Lenders.

          (b) NOTES. Notes for each Lender requesting Notes.

          (c) SUBSIDIARY GUARANTY. The Subsidiary Guaranty duly executed by
              UATC.

          (d) RESOLUTIONS; INCUMBENCY.

              (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

              (ii) Certified copies of the resolutions of the board of directors of each Loan Party other than the Company approving the Loan Documents to be delivered by it hereunder; and

              (iii) A certificate of the Secretary or Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

            (e) OTHER DOCUMENTS. With respect to each Loan Party, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of such Loan Party, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, the identity, authority and capacity of each officer thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officers, and the like.

            (f) LEGAL OPINIONS. Written legal opinion of counsel to the Company and its Subsidiaries .

            (g) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date:

                (i) stating that the representations and warranties contained in Article V are true and correct on and as of such date;

                (ii) stating that no Default or Event of Default exists or would result from the Borrowings or the issuances or continuances of any Letters of Credit on the Closing Date;

                (iii) stating that there has occurred since December 31, 1997 no Material Adverse Effect;

                (iv) attaching calculations showing that the debt incurrence test set forth in the UATC Pass-Through Certificates do not prohibit UATC from executing and delivering the Subsidiary Guaranty; and

                (v) stating that the execution, delivery and performance by UATC under the Subsidiary Guaranty are permitted by the UATC Pass-Through Certificates.

            (h) NET PROCEEDS FROM SENIOR SUBORDINATED NOTES. Evidence that the Company is concurrently receiving the net proceeds from the sale of the Senior Subordinated Notes having an aggregate principal amount of at least $275,000,000.

            (i) IRREVOCABLE REDEMPTION NOTICE FOR UATC SENIOR SECURED NOTES. Evidence that on or prior to the Closing Date UATC has issued an irrevocable notice to redeem all of the UATC Senior Secured Notes within 45 days of the Closing Date pursuant to the terms of the UATC Senior Secured Notes Indenture.

            (j) IRREVOCABLE REDEMPTION NOTICE FOR COMPANY PREFERRED STOCK. Evidence that on or prior to the Closing Date the Company has issued an irrevocable notice to redeem all of the Company Preferred Stock within 15 Business Days of the Closing Date.

            (k) EVIDENCE THAT FORMER COLLATERAL AGENT WILL DELIVER COLLATERAL HELD BY IT TO ADMINISTRATIVE AGENT. Evidence that UATC has irrevocably directed the Former Collateral Agent to redeliver all Collateral being held by it under the Former Collateral Documents which is to be pledged under the Collateral Documents directly to the Administrative Agent promptly following repayment of the UATC Senior Secured Notes.

            (l) EVIDENCE OF REPAYMENT OF OBLIGATIONS UNDER EXISTING CREDIT AGREEMENT. Evidence that all obligations outstanding under the Existing Credit Agreement have been, or concurrently herewith are being, repaid and the Existing Credit Agreement, and all commitments and obligations thereunder, has been, or concurrently herewith is being, terminated.

            (m) FINANCIAL STATEMENTS. A certified copy of the financial statements of the Company and its Subsidiaries referred to in Section 5.11.

            (n) COMPLIANCE CERTIFICATE. A compliance certificate of the Company dated as of the Closing Date showing the computations for the covenants contained in Section 7.12(a) and (b) utilizing (i) Operating Cash Flow for the period ended December 31, 1997 and (ii) Pro Forma Lease Expense, Pro Forma Debt Service and Funded Indebtedness and issued and outstanding letters of credit on a pro forma basis after giving effect to the UATC Secured Senior Notes being repaid and refinanced hereunder and the Company Preferred Stock being redeemed and refinanced hereunder. Such compliance certificate shall be certified by a Responsible Officer of the Company prepared in accordance with the requirements of Section 6.02(b).

            (o) PAYMENT OF FEES. The Company shall have paid all costs, accrued and unpaid fees (including all fees due and payable pursuant to the letter agreements referred to in Section 2.11) and expenses (including, without limitation, legal fees and expenses) to the extent then due and payable on the Closing Date.

            (p) OTHER DOCUMENTS. Such other approvals, opinions or documents as any Lender may reasonably request.

            4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Lender to make any Loan to be made by it hereunder, for any Issuing Lender to issue or to renew, increase continue, amend or take another credit action with respect to any Letter of Credit, or for any Lender to purchase any participation in a Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

            (a) NOTICE OF BORROWING. The Administrative Agent or the Issuing Lender with a copy to the Administrative Agent, as applicable, shall have received a Notice of Borrowing or a Letter of Credit Application.

            (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. Except with respect to Borrowings under the Tranche A Term Loan Commitments and Tranche C Term Loan Commitments, the proceeds of which are used to prepay the UATC Senior Secured Notes, the representations and warranties made by the Company contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date.

            (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing.

            Each Borrowing by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such Borrowing that the conditions in this Section 4.02 have been satisfied. Continuations and conversions of Loans do not require the Company to make representations and warranties contained in Article V.

            4.03 PLEDGE AND DELIVERY OF COLLATERAL; SUBSIDIARY GUARANTORS. On any date when Collateral is required to be pledged under the Collateral Documents or any Subsidiary is required to become a Subsidiary Guarantor, the Company shall deliver, or cause to be delivered, to the Administrative Agent the following items, as applicable, in form and substance satisfactory to the Administrative Agent and its counsel.

            (a) PLEDGED COLLATERAL UNDER THE SUBSIDIARY PLEDGE AGREEMENT. When the stock of Prop I or any Wholly-Owned First-Tier Subsidiary is required to be pledged, the Subsidiary Pledge Agreement, or a supplement thereto, duly executed and delivered by UATC and UAR, together with all stock and other equity ownership interests in Prop I and such Wholly-Owned First-Tier Subsidiaries, together with undated stock transfer powers duly executed in blank for each such certificate.

            (b) COMPANY PLEDGE AGREEMENT; STOCK CERTIFICATES; INTERCOMPANY NOTE. On the UATC Senior Secured Note Repayment Date, the Company Pledge Agreement, duly executed and delivered by the Company, together with the Intercompany Note duly endorsed and all certificates and instruments representing all stock and other equity ownership interests in UATC (other than the UATC Preferred Stock which is being contributed to UATC) and UAR, together with undated stock transfer powers duly executed in blank for each such stock certificate.

            (c) OPINION OF COUNSEL. On each such date, a written opinion of counsel to the Company and its Subsidiaries as to (i) the enforceability of the Loan Documents being delivered on such date against the Loan Parties executing and delivering the same, (ii) the due perfection and first priority of the Administrative Agent's security interest in any Collateral being pledged on such date, and (iii) such other matters as the Administrative Agent or any Lender may reasonably request in connection therewith, in each case subject to customary equity, bankruptcy and other exceptions and assumptions reasonably acceptable to the Administrative Agent and its counsel.

            (d) COLLATERAL BEING HELD BY THE FORMER COLLATERAL AGENT. On the UATC Senior Secured Note Repayment Date, all Collateral being held by the Former Collateral Agent which is to be pledged under the Collateral Documents, delivered directly by the Former Collateral Agent, for pledging under the Collateral Documents.

            (e) SUPPLEMENT TO SUBSIDIARY GUARANTY. On the UATC Senior Secured Note Repayment Date, a supplement to the Subsidiary Guaranty duly executed and delivered by UAR. On the Prop I Mortgage Debt Repayment Date, a supplement to the Subsidiary Guaranty duly executed and delivered by Prop I.

            (f) RESOLUTIONS; INCUMBENCY. The items set forth in Sections 4.01(d)(ii) and 4.01(d)(iii) pertaining to the Persons executing and delivering Loan Documents on such date.

            (g) OTHER DOCUMENTS. Such other approvals, opinions, financing statements, instruments, writings, endorsements or other documents as the Administrative Agent or any Lender may reasonably request in connection therewith, including such items with respect to the continuance, confirmation or perfection of the security interest of the Administrative Agent for the benefit of the Secured Parties in any Collateral being pledged and evidence that all other actions necessary, including delivery of any Collateral requiring a possessory interest to create a perfected security interest therein, or, in the opinion of the Administrative Agent, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been or will be taken.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants to the Administrative Agent, each Lender and each Issuing Lender that:

            5.01 CORPORATE EXISTENCE AND POWER. POWER. Each of the Company and its Subsidiaries is a corporation or partnership duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, has all requisite power and authority, including, without limitation, all licenses, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals, to own its property and assets and to carry on its business as presently conducted and each is duly qualified and is in good standing as a foreign corporation or partnership, as applicable, and is authorized to do business in each jurisdiction where such qualification or authorization is required, except where such failures as would not result in a Material Adverse Effect. The Company has the corporate power to execute, deliver and perform its obligations under this Agreement and the Loan Documents, and the Company has the corporate power to borrow hereunder. Each of the Loan Parties has the corporate power to execute, deliver and perform its obligations under the Loan Documents.

            5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of the Loan Documents, the execution, delivery and performance by each of the Loan Parties of the Loan Documents, the Borrowings hereunder by the Company, and the grant of security interests in the Collateral pursuant to the Collateral Documents (a) have been duly authorized by all requisite corporate and, if required, stockholder or other action on the part of the Company and the Subsidiaries of the Company, as the case may be, and
(b) will not (i) violate (A) any Requirement of Law or the certificate or articles of incorporation or other constitutive documents or the by-laws or regulations of the Company or any Subsidiary of the Company, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Company or any Subsidiary of the Company or (C) any provisions of any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company or any of their properties or assets is or may be bound, which violation would be likely to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above which violation would be likely to result in a Material Adverse Effect, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or any Subsidiary of the Company other than as contemplated by the Loan Documents and the UATC Senior Secured Notes Indenture.

            5.03 GOVERNMENTAL AUTHORIZATION. All consents and approvals of, filings and registrations with, and other actions in respect of, all governmental agencies, authorities or instrumentalities which are or will be required in connection with the execution, delivery and performance of the Loan Documents have been or, prior to the time when required, will have been, obtained, given, filed or taken and are or will be in full force and effect, other than any which the failure to obtain, give, file or take would not have a Material Adverse Effect under the Loan Documents or on the ability of the Company, or any Loan Party, as the case may be, to perform timely its respective obligations under or in connection with the Loan Documents.

            5.04 BINDING EFFECT. This Agreement and each other Loan Document, when executed and delivered, will constitute, legal, valid and binding obligations of the Company, and the Loan Parties, as applicable, in each case enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

            5.05 LITIGATION. Except as set forth in Schedule 5.05 hereto, there
                                                    -------------
are no actions, suits, proceedings, claims or disputes pending, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties (or to the best knowledge of the executive management of the Company, threatened or contemplated by any Governmental Authority against the Company, or its Subsidiaries or any of their respective properties) which:

            (a) purport to affect or pertain to this Agreement, or any Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) is reasonably likely to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

            5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of obligations by the Company under this Agreement or any other Loan Document. Neither the Company, nor any of its Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, is reasonably likely to have a Material Adverse Effect.

            5.07 ERISA COMPLIANCE.

            (a) Schedule 5.07 lists all Plans maintained or sponsored by the
                -------------
Company or to which it is obligated to contribute as of the Closing Date, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans as of the Closing Date.

            (b) Each Plan set forth on Schedule 5.07, which is maintained or
                                       -------------
sponsored by the Company, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan, except as would not have a reasonable likelihood of having a Material Adverse Effect.

            (c) Except as set forth in Schedule 5.07, each Qualified Plan has
                                       --------
been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status, except as would not have a reasonable likelihood of having a Material Adverse Effect.

            (d) Except as set forth in Schedule 5.07, there is no outstanding
                                       -------------
liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate (as to which the Company is or may be liable), nor with respect to any Plan to which the Company or any ERISA Affiliate (wherein the Company is or may be liable) contributes or is obligated to contribute which has a reasonable likelihood of having a Material Adverse Effect.

            (e) Except as set forth on Schedule 5.07, none of the Qualified
                                       -------------
Plans subject to Title IV of ERISA has any Unfunded Pension Liability as to which the Company is or may be liable which if such Plan were to be terminated has a reasonable likelihood of having a Material Adverse Effect.

            (f) Except as set forth in Schedule 5.07, no Plan maintained or
                                       -------------
sponsored by the Company provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Company, except to the extent required by
Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code, except as would not have a reasonable likelihood of having a Material Adverse Effect.

            (g) Except as set forth in Schedule 5.07, no ERISA Event has
                                       -------------
occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or to the knowledge of the Company, to which the Company is obligated to contribute, which has a reasonable likelihood of having a Material Adverse Effect.

            (h) There are no pending or, to the best knowledge of the executive management of Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise, in each case, which has a reasonable likelihood of having a Material Adverse Effect.

            (i) Except as set forth in Schedule 5.07, the Company has not
                                       -------------
incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan, in each case, which has a reasonable likelihood of having a Material Adverse Effect.

            (j) Except as set forth in Schedule 5.07, the Company has not
                                       -------------
engaged in a transaction that could reasonably be subject to Section 4069 or 4212(c) of ERISA, except as would not have a reasonable likelihood of having a Material Adverse Effect.

            (k) The Company has not engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

            5.08 USE OF PROCEEDS; MARGIN REGULATIONS. No portion of the Loans will be used, directly or indirectly, (a) to purchase or carry Margin Stock or to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (b) to extend credit for the purpose of purchasing or carrying any Margin Stock or (c) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act other than the UATC Senior Secured Notes. Neither the Company nor the Company and its Subsidiaries on a Consolidated basis holds, or will hold or acquire, any Margin Stock unless not more than 25% of the value of the assets of the Company and the Company and its Subsidiaries on a Consolidated basis, as the case may be, is represented by assets consisting of Margin Stock.

            5.09 TITLE TO PROPERTIES; LEASES. The Company and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property is free and clear of all Liens or rights of others, except Liens permitted by Section 7.02. The Company and its Subsidiaries, taken as a whole, have complied with all obligations under all leases to which any of them is a party and under which any of them is in occupancy, except such failures to comply as would not have a Material Adverse Effect and all such leases are in full force and effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases except such failures to have peaceful and undisturbed possession as would not result in a Material Adverse Effect.

            5.10 TAXES. The Company and its Subsidiaries have filed all Federal, State and other tax returns and reports required to be filed and have paid all Federal, State and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no material Notice of Lien has been filed or recorded. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, there is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

            5.11 FINANCIAL CONDITION;.

            (a) The audited consolidated financial statements and statements of financial condition of the Company and its Subsidiaries dated December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated financial statements and statements of financial condition, if any, delivered to the Administrative Agent for the Lenders on or before the Closing Date:

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                (iii) show all material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries as of the date thereof which are required to be reflected in accordance with GAAP (including liabilities for taxes and material commitments).

            (b) Since December 31, 1997, there has been no Material Adverse Effect.

            5.12 ENVIRONMENTAL MATTERS.

            (a)  Except as specifically identified in Schedule 5.12, the
                                                      -------------
operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws except such non-compliance which would not result in liability in excess of $5,000,000 in the aggregate.

            (b)  Except as specifically identified in Schedule 5.12, the Company
                                                      -------------
and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Environmental Permits except to the extent that any noncompliance therewith will not result in a Material Adverse Effect.

            (c)  Except as specifically identified in Schedule 5.12, none of the
                                                      -------------
Company, any of its Subsidiaries or any of their present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, except such orders, agreements, or proceedings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

            (d)  Except as specifically identified in Schedule 5.12, the Company
                                                      -------------
is not aware of any conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company or its Subsidiaries, including Environmental Claims associated with any operations of the Company or its Subsidiaries with a potential liability in excess of $5,000,000 in the aggregate. Without limiting the generality of the foregoing, (i) neither the Company nor any of its Subsidiaries, to its knowledge, has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site, either of which reasonably would be likely to have a Material Adverse Effect, except such underground storage tanks that the Company has obtained knowledge of 90 days or less prior to the date of giving the representation set forth herein and, if removal is required under any Requirement of Law, as to which the removal has been contractually committed by the Company or one or more of its Subsidiaries, or, if not contractually committed, the Company or one or more of its Subsidiaries is engaged in reasonable activities to secure such commitments, and
(ii) the Company and its Subsidiaries have used their reasonable best efforts to notify all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and to meet all notification requirements under Title III of CERCLA or any other Environmental Law.

            5.13 COLLATERAL DOCUMENTS. Subject to Section 4.03, the security interest of the Administrative Agent in the Collateral has been fully perfected and constitutes a first priority security interest in all of such Collateral described therein, prior and superior to all other Liens. Subject to Section 4.03, the Collateral includes all outstanding capital stock and other equity interests of UATC (other than the UATC Preferred Stock which is being contributed to UATC), Prop I and UAR and all Wholly-Owned First-Tier Subsidiaries of UATC and the Intercompany Note.

            5.14 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiaries of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

            5.15 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best knowledge of the executive management of the Company, threatened against or affecting the Company or any of its Subsidiaries which are likely to have a Material Adverse Effect, and no unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the executive management of the Company, threatened against any of them before any Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

            5.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Except as set forth in Schedule 5.16, the Company and each of its Subsidiaries owns or is
             -------------
licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights owned by any other Person; except as set forth in Schedule 5.16, no claim or
                                                  -------------
litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would be likely to result in a Material Adverse Effect.

            5.17 SUBSIDIARIES OF THE COMPANY. As of the Closing Date, the Company has no direct or indirect Subsidiaries other than those listed on
Schedule 5.17 hereto and has no equity investments in any other corporation or
-------------
entity other than those listed on Schedule 5.17 hereto. Schedule 5.17 indicates
                                  -------------         -------------
all Wholly-Owned First-Tier Subsidiaries and Material Subsidiaries as of the Closing Date.

            5.18 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

            5.19 FULL DISCLOSURE. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents, and in connection with the Senior Subordinated Notes, as of the date of such representations and warranties, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            The Company covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Obligations shall remain unpaid, unless the Majority Lenders waive compliance in writing:

            6.01 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent and to each Lender in form and detail satisfactory to the Administrative Agent and the Majority Lenders:

            (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the balance sheet and income statement showing the financial condition as of the end of such fiscal year and the results of operations during such fiscal year, for the Company and its Subsidiaries on a Consolidated basis, together with the related statement of stockholders' equity and statement of cash flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. Each balance sheet, income statement, statement of stockholders' equity and statement of cash flows shall be prepared in accordance with GAAP consistently applied (except for such changes therein as the accountants for the Company referred to below conclude are appropriate) and audited by Arthur Andersen LLC or other independent certified public accountants of recognized national standing acceptable to Majority Lenders and accompanied by an opinion of such accountants which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries on a Consolidated basis, at the end of, and for, such fiscal year with such exceptions or qualifications as such accountants deem appropriate except that the opinion of such accountants shall be free of exceptions or qualifications as to scope;

            (b) as soon as available, but in any event not later than 60 days after the end of the first three quarterly accounting periods in each fiscal year of the Company, a copy of the unaudited balance sheet and income statement and a statement of cash flows showing the financial condition and results of operations for the Company and its Subsidiaries on a Consolidated basis as at the end of and for such quarterly period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year. The foregoing financial statements shall be certified by a Responsible Officer of the Company as being complete and correct in all material respects and as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries on a Consolidated basis; and

            (c) concurrently with the delivery of financial statements described in Sections 6.01(a) or if delivered to the Company at any time other than in conjunction with the delivery of such financial statements, copies of all audit reports, management audit letters and such other reports and letters that may be delivered from time to time by Arthur Andersen LLC or other independent auditors of the Company.

            6.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent and to each Lender:

            (a) concurrently with delivery of the financial reports described in Sections 6.01(a) and (b), a compliance letter of the firm or person referred to therein (which compliance letter furnished by the independent certified public accountants referred to in Section 6.01(a) above may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that to the best of its or his knowledge no Default or Event of Default has occurred, and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

            (b) concurrently with delivery of the financial reports described in Sections 6.01(a) and (b), a certificate of a Responsible Officer of the Company:

                      (i) certifying that, to the best of such officer's
               knowledge, as of the date of such financial reports and as of the date of the certificate described herein, the Company, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Loan Documents to be observed, performed or satisfied by it;

                      (ii) certifying that, as of the date of such financial
               reports and as of the date of the certificate described herein, such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                      (iii) demonstrating compliance with the covenants set forth in Sections 7.05 (Investments) and Section 7.12 (Financial Ratios), together with supporting computations, as of the dates of the financial statements being furnished at such time, commencing with the financial statements for the fiscal quarter of the Company ending June 30, 1998;

                      (iv) certifying, as of the dates of the financial statements being furnished at such time, (1) the Company's Capital Expenditures for the period then ended, (2) total attendance at the theatres during the period then ended, (3) the total theatres, owned or operated by the Company and its Subsidiaries, in each case for the period then ended, (4) total theatre screens at such theatres, in each case as at the end of such period, (5) a listing of all theatres opened or closed and actual cash flows for the past 12 months for closed theatres and projected cash flows for the succeeding 12 months for newly opened theatres, in each case for the period then ended and, with respect to the theatres closed during such period, a description of the reason for such closure and whether such closure was an Involuntary Closing, and (6) pro forma statements of cash flow and operating budgets for theatres and screens projected for opening within six months following the date of such financial statements including projected opening dates; and

                      (v) certifying that the representations and warranties made by the Company contained in Article V are true and correct in all material respects as of the date of the financial statements being furnished at such time and as of the date of the certificate with the same effect as if made on and as of such dates;

            (c) promptly after the same become publicly available, and in any event within five days after the filing thereof with the Securities and Exchange Commission, copies of such annual, periodic and other reports, if any, as shall be filed by the Company with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, including, without limitation, copies of the annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

            (d) On or before January 31 of each year, operating budgets and the Company's and its Subsidiaries' business plan for the fiscal year commencing on January 1 of such year;

            (e) On or before January 31 of each year a certificate updating
Schedule 5.17 as of the prior fiscal year end with the information required by
-------------
Section 5.17 thereon, including any changes in such information; and

            (f) promptly, from time to time, such other information regarding the affairs, operations or condition (financial or otherwise) of the Company and its Subsidiaries as the Administrative Agent or any Lender may reasonably request and which is capable of being obtained, produced or generated by the Company or any of its Subsidiaries or of which any of them has knowledge.

            6.03 NOTICES. The Company shall promptly notify the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

            (b) any material breach or non-performance of, or any default under the UATC Pass-Through Certificates;

            (c) any breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries (other than as described in Section 6.03(a) or (b)), which, in the reasonable judgement of the Company or such Subsidiary, is likely to result in a Material Adverse Effect;

            (d) any material breach or non-performance of, or any default under any obligation of Prop I under the Prop I Agreement or under any document related thereto or issued in connection therewith;

            (e) the issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or invalidating, or having the effect of invalidating, any provision of any Loan Document or of the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint;

            (f) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or of the material operations of the Company or any of its Subsidiaries;

            (g) any investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

            (h) promptly after, but in no event later than ten days after, becoming aware thereof (i) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary, or any of their properties pursuant to any applicable Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any material restrictions on the ownership or transferability of such property or to any material restrictions on the occupancy or use of such property under any Environmental Laws;

                (i) (i) promptly, an in any event within 10 days, after receiving notice thereof, any ERISA Event affecting the Company or any Subsidiary and any ERISA Event affecting any member of its Controlled Group which is reasonably likely to have a Material Adverse Effect, together with (A) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (B) any notice delivered by the PBGC to the Company or any member or its Controlled Group with respect to such ERISA Event;

                (ii) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company knows or has reason to know of the occurrence thereof, any Reportable Event with respect to any Plan that, alone or together with any other Reportable Event with respect to the same or another Plan, could reasonably be expected to result in liability of the Company or any Subsidiary thereof to the PBGC in an aggregate amount exceeding $5,000,000, together with a copy of the notice of such Reportable Event, if any, given to the PBGC;

                (iii) promptly after receipt thereof, a copy of any notice the Company or any Subsidiary may receive from the PBGC stating the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by a Subsidiary of the Company which is considered an ERISA Affiliate of the Company only pursuant to Section (m) or (o) of Section 414 of the Code), or to appoint a trustee to administer any Plan or Plans

                (iv) within 10 days after the filing thereof, notice of any filing by the Company or any of its Subsidiaries with the PBGC pursuant to Section 412(n) of the Code with respect to a failure to make a required installment or other payment with respect to a Plan, together with a copy of any such notice given to the PBGC; and

                (v) promptly and in any event within 30 days after receipt thereof by the Company or any Subsidiary of the Company from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or such Subsidiary thereof concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding $5,000,000 or
        (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Company or any Subsidiary to such Multiemployer Plan in an amount exceeding $1,000,000;

            (j) promptly after becoming aware thereof, (i) any Material Adverse Effect subsequent to the Closing Date or (ii) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which with the passage of time is likely, in the reasonable judgement of the Company or such Subsidiary, to result in a Material Adverse Effect;

            (k) any change in accounting policies or financial reporting practices;

            (l) upon becoming aware thereof, any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;

            (m) any event or condition which would permit the holder or obligee of any Indebtedness of the Company or any Subsidiary thereof in an aggregate amount in excess of $5,000,000 to accelerate the maturity of such Indebtedness;

            (n) not less than 30 days prior to the effectiveness thereof, any change in the Company's name permitted herein, together with, as they become available, certified copies of amendments to the Company's articles of incorporation , amendments to the Company's bylaws, certificates of good standing, certificates of corporate resolutions, and the like with respect to such name change; and

            (o) upon the occurrence thereof, any transaction permitted under
Section 7.03 or 7.04; provided, however, that if such transaction would affect
                      --------  -------
Collateral or any Subsidiary Guarantor, such notice shall be given not less than 30 days prior to the effectiveness thereof.

            Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

            6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall and shall cause each of its Material Subsidiaries to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation (except for a failure to maintain or preserve the existence of a Subsidiary upon the occurrence of a transaction permitted under Section 7.03 or
7.04 involving such Subsidiary);

            (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted under Section 7.03 or 7.04 and except to the extent the failure to comply therewith could not result in a Material Adverse Effect);

            (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and

            (d) preserve or renew all of its material trademarks, trade names and service marks;

            provided, however, that the Company may change its name to United
            --------  -------
Artists Theatre Company so long as the Company complies with Sections 6.03(n) and 6.18 with respect thereto.

            6.05 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each of its Subsidiaries to, at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, trade secrets and copyrights material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated;
take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which reasonably are likely to be material to the operation of such business; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that neither the Company nor any of its Subsidiaries shall be
--------  -------
required to take any of the foregoing actions with respect to businesses sold or disposed of in accordance with the terms hereof.

            6.06 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts, and with such deductibles, as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

            6.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become payable, all their respective material obligations and liabilities, including:

            (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) all material obligations with respect to accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company's or the Subsidiary's business, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; and

            (c) all material lawful claims which, if unpaid, might by law become a Lien upon its property.

            6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that the failure to comply therewith is not reasonably expected by the Company to have a Material Adverse Effect.

            6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event
                                               --------  -------
of Default exists the Administrative Agent or any Lender may visit and inspect at the expense of the Company such properties at any time during business hours upon notice to the Company.

            6.10 ENVIRONMENTAL LAWS.

            (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except to the extent the failure to comply is not reasonably expected to have a Material Adverse Effect.

            (b) Upon written request of the Administrative Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and such Lender, at the Company's sole cost and expense at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 6.10 and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, reasonably expected to result in liability in excess of $5,000,000.

            6.11 USE OF PROCEEDS. The Company shall use the proceeds of the Loans as set forth on Schedule 2.01 hereto.
                      -------------

            6.12 ERISA. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto.

            6.13 INTEREST RATE PROTECTION. (a) Subject subsection (b) below, the Company or its Subsidiaries shall maintain in effect in a notional principal amount not less than 50% of all Funded Indebtedness (but including, without duplication, the aggregate amount of the combined Revolving Commitments), protection against fluctuation in interest rates in the form of either (i) one or more Rate Contracts and/or interest rate cap agreements providing protection against fluctuations in interest rates with, in the case of Rate Contracts, one or more lenders each having a combined capital and surplus of at least $100,000,000, (ii) Indebtedness bearing interest at a rate per annum that is fixed from the date of borrowing until maturity or (iii) any combination thereof.

            (b) If the Total Leverage Ratio is less than 4.00 to 1 for two consecutive fiscal quarters, the Company and its Subsidiaries shall not be required to maintain the Rate Contracts or cap agreements referred to in subsection (a) above; provided, however, that if, thereafter, the
                      --------  -------

Total Leverage Ratio is 4.00 to 1 or more as of the end of any fiscal quarter, the Company or its Subsidiaries shall enter into such Rate Contracts or cap agreements required by Section 6.13(a) within 30 days of the delivery of the compliance certificate pursuant to Section 6.02(b)(iii) reporting such Total Leverage Ratio.

            6.14 PLEDGED SUBSIDIARIES. On the UATC Senior Secured
Note Repayment Date, the Company shall pledge, or cause to be pledged, under the Collateral Documents all the issued and outstanding capital stock of UATC (other than the UATC Preferred Stock which is being contributed to UATC), UAR, Prop I and all Wholly-Owned First-Tier Subsidiaries by complying with the applicable provisions of Section 4.03. Thereafter, upon the creation, acquisition or beneficial ownership of any Wholly-Owned First-Tier Subsidiary, the Company shall cause UATC to promptly comply with the applicable provisions of Section 4.03.

            6.15 SUBSIDIARY GUARANTORS. The Company shall cause UATC to become a Subsidiary Guarantor as of the Closing Date. The Company shall cause UAR to become a Subsidiary Guarantor under the Subsidiary Guaranty not later than the UATC Senior Secured Note Repayment Date and cause Prop I to become a Subsidiary Guarantor under the Subsidiary Guaranty not later than the Prop I Mortgage Debt Repayment Date, in each case by delivering to the Administrative Agent a supplement to the Subsidiary Guaranty duly executed and delivered by UAR or Prop I, together with the applicable items referred to in Section 4.03.

            6.16 REPAYMENT OF UATC SENIOR SECURED NOTES. The Company shall not revoke its notice to redeem the UATC Senior Secured Notes and shall repay, or cause to be repaid, the UATC Senior Secured Notes in full not later than 45 days after the Closing Date.

            6.17 REDEMPTION OF COMPANY PREFERRED STOCK. The Company shall not revoke its notice to redeem the Company Preferred Stock and shall redeem all Company Preferred Stock not later than 15 Business Days after the Closing Date.

            6.18 FURTHER ASSURANCES.

            (a) The Company shall ensure that all written information, exhibits and reports furnished to the Administrative Agent and to the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) Promptly upon request by the Administrative Agent or the Majority Lenders through the Administrative Agent, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or such Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii)
to subject the Collateral to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and/or the Lenders under any Loan Document or under any other instrument executed in connection therewith; provided, however, that nothing herein shall
                                  --------  -------
be construed as a requirement that the Company or any Subsidiary provide collateral for its Obligations in addition to that which is described in this Agreement and the Collateral Documents.

            (c) The Company agrees to execute and deliver or cause to be executed and delivered to the Administrative Agent from time to time such documents, agreements, endorsements, notifications, registrations, assignments, financing statements, and other writings deemed necessary or appropriate by the Administrative Agent to perfect, maintain and protect, the priority and existence of the security interest of the Administrative Agent on behalf the Secured Parties in any Cash Collateral Account established hereunder, including, without limitation, provision of assurances from depositaries, certificate of deposit issuers or other holders or issuers of such interest bearing account regarding the Administrative Agent's access to, right to collect, foreclose on or sell such interest bearing account and right to realize the practical benefits of such foreclosure or sale.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            The Company hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Obligation shall remain unpaid, unless the Majority Lenders waive compliance in writing:

            7.01 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) the Obligations and the Intercompany Note;

            (b) Indebtedness existing on the Closing Date and set forth in
Schedule 7.01, and, except with respect to the UATC Senior Secured Notes and the
-------------
Prop I Mortgage Debt, any extension, renewal, refunding and refinancing thereof; provided, however, that after giving effect to such extension, renewal,
--------  -------
refunding or refinancing, (i) the principal amount thereof is not increased, and
(ii) neither the tenor nor the remaining average life thereof is reduced;

            (c) Indebtedness secured by Liens permitted by Section 7.02(f);

            (d) Rate Contracts provided for under Section 6.13, or interest rate or foreign currency exchange risk protection agreements entered into with respect to obligations incurred or existing in the ordinary course of business;

            (e) Indebtedness in an aggregate outstanding amount not exceeding $7,500,000 in the aggregate; provided, however, that (i) the terms of such
                             --------  -------
additional Indebtedness do not impose a Negative Pledge and (ii) immediately before and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred or be continuing;

            (f)  the Senior Subordinated Notes:

            (g) unsecured Subordinated Indebtedness in addition to the Senior Subordinated Notes not exceeding $50,000,000 in the aggregate at any time; PROVIDED, HOWEVER, immediately before and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred or be continuing;

            (h) Contingent Obligations comprised of endorsements for collection or deposit in the ordinary course of business and accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business;

            (i) Contingent Obligations incurred in connection with various employee benefit plans or collective bargaining agreements to the extent not otherwise prohibited and subject to any restrictions in this Agreement or any other Loan Document;

            (j) assumption by UAR or any Subsidiary thereof of the guarantees listed in clause (b) of the definition of "UAR Financing Agreements" at the time any Prop I Letters of Credit are outstanding related thereto;

            (k) Indebtedness not exceeding $10,000,000 in the aggregate at any time outstanding relating to property or Indebtedness of Persons existing at the time such property or such Person is acquired by the Company or any of its Subsidiaries (and not created in contemplation of such acquisition), and any extension, renewal, refunding and refinancing thereof; provided, however, that
                                                       --------  -------
after giving effect to such extension, renewal, refunding or refinancing, (i) the principal amount thereof is not increased, and (ii) neither the tenor nor the remaining average life thereof is reduced; and

            (l)  Indebtedness contemplated by Sections 7.05 and 7.06.

            7.02 LIMITATION ON LIENS. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien or Negative Pledge upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, except:

            (a)  Permitted Liens;

            (b)  Liens and Negative Pledges created under any Loan Document;

            (c) Liens and Negative Pledges on the Collateral securing obligations of the Company or any Subsidiary in respect of Rate Contracts entered into with any Swap Party permitted by Section 7.01(d), in each case, on a pari passu basis with the Obligations;

            (d) Liens and Negative Pledges (other than Liens and Negative Pledges on the Collateral) existing on the property of the Company or its Subsidiaries or created pursuant to Contractual Obligations existing on the Closing Date and set forth in Schedule 7.02 securing, in the case of
                              -------------
Indebtedness, Indebtedness permitted under Section 7.01(b);

            (e) Liens and Negative Pledges securing Indebtedness permitted under
Section 7.01(e); provided, that any such Liens and Negative Pledges shall not
                 --------
apply to any property of the Company or its Subsidiaries that is not the subject of such Indebtedness;

            (f) Liens and Negative Pledges created pursuant to Contractual Obligations in effect at the time any property or Person is acquired by the Company or its Subsidiaries relating to, in the case of Indebtedness, Indebtedness permitted under Section 7.01(k); provided that Contractual
                                              --------
Obligations were not created in contemplation of such acquisition;

            (g) extensions, renewals and replacements of Liens and Negative Pledges referred to in subsections (a) through (f) above; provided, however,
                                                          --------  -------
that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the original Lien extended, renewed or replaced; and

            (h) Liens and Negative Pledges securing the UATC Senior Secured Notes and related obligations.

            7.03 DISPOSITION OF ASSETS. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise make any Disposition, whether in one or a series of transactions, or enter into any agreement to do any of the foregoing except:

            (a) Excluded Dispositions; and

            (b) Dispositions of assets for fair market value in an arm's length transaction not otherwise prohibited under this Agreement, the Net Cash Proceeds of which are paid to the Administrative Agent for the account of the Lenders to the extent required under Section 2.08(a).

            7.04 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any of its Subsidiaries to, merge into or consolidate or combine with any other Person, or permit any Subsidiary of the Company so to do, except:

            (a) any Person, including the Company or any wholly-owned Subsidiary of the Company, may be merged, consolidated or liquidated into or combined with the Company (so long as the Company is the survivor thereof) or any other wholly-owned Subsidiary of the Company; provided, that the Company or a
                                        --------
Subsidiary Guarantor is the survivor thereof in any merger, consolidation or liquidation involving a Subsidiary Guarantor or the Company; and

            (b) transactions permitted under Section 7.03;

provided, that in each case, immediately after giving effect to any merger,
--------
consolidation or liquidation permitted under this Section 7.04, no Default or Event of Default shall occur or be continuing.

            7.05 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly purchase, acquire or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loans or advances to or make any investment or acquire any interest whatsoever in, any other Person (collectively, "investments"), except:

            (a) Permitted Investments;

            (b) loans, equity interests and investments existing on the Closing Date and listed on Schedule 7.05 and, except as may be otherwise provided in any
                   -------------
Collateral Document, any accretions or increases in such equity interests and investments and may extend, renew, refund, or refinance any such loan; provided, that after giving effect to such extension, renewal, refunding or refinancing, the principal amount thereof is not increased;

            (c) investments in theatre operations outside the United States not exceeding $5,000,000 from the Closing Date;

            (d) investments in the Company, Pledged Subsidiaries or Subsidiary Guarantors;

            (e) other investments in Persons, including Subsidiaries of the Company which are not Pledged Subsidiaries or Subsidiary Guarantors not exceeding the sum of (i) $10,000,000 in the aggregate from the Closing Date plus
                                                                            ----
(ii) an amount equal to dividends and other distributions received from such Subsidiaries from time to time; provided, however, that the total of such
                                --------  -------
investments under this subsection (e) shall not exceed $25,000,000 in the aggregate from the Closing Date, and immediately before and after giving effect to such investment, no Default or Event of Default shall exist;

            (f) exchanges of theatre properties to the extent there are no additional incremental investments in connection with such exchanges;

            (g) redemptions, purchases, retirements or other acquisitions for consideration of shares of capital stock of a Subsidiary of the Company; provided, that (i) such stock is not owned by the Company or any Subsidiary of the Company and (ii) such redemption or acquisition is not otherwise prohibited under this Agreement;

            (h) investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers, suppliers and other Persons arising in the ordinary course of business;

            (i) securities and evidences of Indebtedness that represent proceeds other than Net Cash Proceeds, and Net Cash Proceeds of, Dispositions, in each case to the extent otherwise permitted under this Agreement; provided, that the Company is in compliance with its obligations under Section 2.08(a);

            (j) loans permitted under Sections 7.01 and 7.06;

            (k) redemption of the UATC Senior Notes and the Company Preferred Stock;

            (l) redemptions or purchases of the Prop I Mortgage Debt; and

            (m) investments by any Subsidiary of the Company in the Company, any Subsidiary Guarantor or any Pledged Subsidiary.

            7.06 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, sell or transfer any assets to, purchase or acquire any assets of, enter into any lease, make any loan or investment in, or otherwise engage in any material transaction with any Affiliate, except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Company or any such Subsidiary could obtain or could become entitled to in an arm's length transaction with a Person which was not an Affiliate; except:

            (a) payments to Prop I under theatre leases and subleases entered into prior to the Closing Date and under other UAR Leases as in effect on the Closing Date;

            (b) payments of management fees or similar fees paid by UAR or its subsidiaries to the Company or any Subsidiary;

            (c) loans by the Company of proceeds of the Loans to UATC; provided,
                                                                       --------
however, that all of such loans are made pursuant to, and evidenced by, the
-------
Intercompany Note; and

            (e) unsecured Indebtedness of the Company to its Subsidiaries and Indebtedness of its Subsidiaries to the Company arising from time to time, on a day-to-day basis, through operation of the cash management practices of the Company as ordinarily and customarily conducted as of the Closing Date;

            (f) transactions done pursuant to the agreements and arrangements set forth on Schedule 7.06 hereto;

            (g) transactions among the Company and its Subsidiaries in connection with the management and operation of such Subsidiaries in the ordinary course of business as conducted as of the Closing Date; and

            (h) transactions among the Company, Subsidiary Guarantors and Pledged Subsidiaries; and

            (i) transactions permitted under Sections and 7.04 and 7.05.

            7.07 CHANGE IN BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

            7.08 COMPLIANCE WITH ERISA. The Company shall not directly or indirectly, and shall not permit or direct any of its Subsidiaries directly or indirectly to (a) terminate, any Plan subject to Title IV of ERISA so as to result in any liability to the Company or any Subsidiary, which would have a Material Adverse Effect, (b) permit to exist any ERISA Event or any other event or condition, which is reasonably likely to result in a liability of the Company or any Subsidiary, which would have an Material Adverse Effect, or (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan which is reasonably likely to result in any liability to the Company or any ERISA Affiliate, which would have a Material Adverse Effect, (d) enter into any new Qualified Plan or modify any existing Qualified Plan so as to increase its obligations thereunder except in the ordinary course of business, and which would not have a Material Adverse Effect or (e) permit the minimum funding requirements of ERISA to be violated with respect to any Plan if the liability to the Company resulting therefrom could have a Material Adverse Effect.

            7.09 LEASE OBLIGATIONS. The Company shall not, nor shall it permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, entered into pursuant to any Sale-and-Leaseback Transaction except Sale-and-Leaseback Transactions entered into in an arm's length transaction with a Person other than a Subsidiary of the Company; provided, that: (a) immediately prior to
                                  --------
giving effect to such lease, the property or asset subject to such lease was sold by the Company or any such Subsidiary to the lessor under such lease for not less than fair market value; (b) the Net Cash Proceeds of such sale are applied simultaneously to reduce the Loans to the extent required by Section 2.08; and (c) no Default or Event of Default would occur as a result of such sale and subsequent lease.

            7.10 CAPITAL STOCK AND EQUITY INTERESTS OF SUBSIDIARIES. The Company shall not permit any of its Subsidiaries to issue any class of common stock, preferred stock, whether or not redeemable, or other capital stock or other equity interests, or otherwise change its equity structure, except as permitted by Section 7.05(d) or (g) and except that the Company may contribute the UATC Preferred Stock to the capital of UATC.

            7.11 RESTRICTED PAYMENTS. The Company shall not, nor permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or enter into derivative transactions related to the foregoing; except:

            (a) dividends or distributions by Subsidiaries of the Company on their capital stock to the Company or any Subsidiaries of the Company; provided,
                                                                       --------
however, that dividends or distributions by non wholly-owned Subsidiaries of the
-------
Company shall be paid ratably to holders of their capital stock;

            (b) repurchases of its common stock held by retired, or former officers and employees (or from the estate, heirs or legatees of any deceased officer or employee); provided, however, that the aggregate cash amount expended
                      --------  -------
for such purpose shall not exceed $2,000,000 during any consecutive period of twelve months and shall not exceed $10,000,000 in the aggregate from and after the Closing Date;

            (c)  transactions permitted by Section 7.04 and 7.05;

            (d) contribution of the UATC Preferred Stock to the capital of UATC;

            (e) dividends in the form of stock (which stock dividends paid to the Company or any Guarantor Subsidiary shall be pledged under the Collateral Documents if required thereby); and

            (f) redemption of the Company Preferred Stock pursuant to the notice copied to the Administrative Agent on the Closing Date.

            7.12 FINANCIAL RATIOS. The Company shall not:

            (a) As of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, permit the Senior Leverage Ratio or the Total Leverage Ratio to exceed the ratios set forth below:

                     PERIOD                  SENIOR        TOTAL
                                            LEVERAGE     LEVERAGE
                                             RATIO         RATIO
        ----------------------------------------------------------

           Closing Through 12/31/1998        4.25:1       6.25:1
          3/31/1999 through 12/31/1999       4.00:1       6.00:1
          3/31/2000 through 12/31/2000       3.50:1       5.50:1
          3/31/2001 through 12/30/2001       3.00:1       5.00:1
            3/31/2002 and thereafter         3.00:1       4.50:1

            (b) As of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, permit the ratio of (i) Operating Cash Flow plus
                                                                          ----
Pro Forma Lease Expense to (ii) Pro Forma Debt Service to be less than 1.15 to 1.0;

            (c) As of the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, permit the ratio of (i) Operating Cash Flow plus
                                                                          ----
Consolidated Lease Expense, to (ii) Consolidated Interest Expense PLUS Consolidated Lease Expense to be less than the ratios set forth below; provided,
                                                                       --------
however, that, notwithstanding the definitions of Operating Cash Flow,
-------
Consolidated Interest Expense and Consolidated Lease Expense, when calculating covenant compliance for this Section 7.12(c) (i) for the fiscal quarter ending June 30, 1998 only the results for the prior fiscal quarter ending on such date shall be included when computing such items; (ii) for the fiscal quarter ending September 30, 1998 only the results for the prior two fiscal quarters ending on such date shall be included when computing such items; and (iii) for the fiscal quarter ending December 31, 1998 only the results for the prior three fiscal quarters ending on such date shall be included when computing such items:

                     PERIOD                 MINIMUM
                                             RATIO
        --------------------------------- -------------

           Closing Through 12/31/2000      1.30 to 1
          3/31/2001 through 12/31/2003     1.40 to 1
            3/31/2004 and thereafter       1.50 to 1

            7.13 PRIORITY OF LOAN PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any optional or other voluntary payment, prepayment, retirement, repurchase or redemption on account of the principal of or interest on any Indebtedness or set aside money or securities for a sinking or other similar fund for the payment of principal of or premium or interest in respect of any Indebtedness or set apart money for the defeasance of any Indebtedness; except for:

            (a) the Obligations;

            (b) payments and prepayments by UATC to the Company of loans evidenced by, the Intercompany Note so long as all of such payments are paid directly to the Administrative Agent for application to outstanding Obligations as directed by the Company; provided, however, that following the occurrence and
                            --------  -------
during the continuance of a Default or Event of Default, the application of such payments shall be determined by the Majority Lenders;

            (c) prepayments of the Senior Subordinated Notes not exceeding $50,000,000 in the aggregate;

            (d) prepayments of existing Indebtedness permitted under Section 7.01(b) from the proceeds of Dispositions and Excess Cash not required to prepay Loans pursuant to Section 2.08;

            (e) refinancings or refundings of Indebtedness otherwise permitted under this Agreement;

            (f) payments otherwise permissible under Sections 7.05 and 7.11;

            (g) payments or prepayments of the Prop I Mortgage Debt; and

            (h) payment or prepayment in full of the UATC Senior Secured Notes pursuant to the notice copied to the Administrative Agent on the Closing Date.

            7.14 INVESTMENTS IN MARGIN STOCK. The Company shall not, and shall not permit any Subsidiary to, acquire or hold any Margin Stock, or permit any Subsidiary of the Company so to do, unless not more than 25% of the value of the assets of the Company, or the Company on a Consolidated basis, as the case may be, is represented by assets consisting of Margin Stock.

            7.15 AMENDMENTS TO CERTAIN AGREEMENTS. The Company will not, and shall not permit any of its Subsidiaries to, without the prior written consent of Majority Lenders, amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of:

            (a) any other agreements with Affiliates to the extent that such amendment, waiver modification or action could have a Material Adverse Effect or could have an adverse effect on the rights of the Administrative Agent, any Issuing Lender or Lenders under this Agreement or any Loan Document; provided,
                                                                     --------
however, that the Company and its Subsidiaries shall not be permitted to amend,
-------
waive or modify any material agreement with an Affiliate if a Default or Event of Default has occurred and is continuing or

            (b) any documents (other than documents referred to in (a) above) evidencing Indebtedness provided, further, that, notwithstanding anything to the contrary
            --------  -------
contained in this Section 7.15, amendments may be made to documents evidencing Indebtedness to the extent that the terms and conditions hereof permit the Company or its Subsidiaries to enter into an initial agreement which has the same effect as such amendment.

            7.16 ACCOUNTING CHANGES. The Company shall not, and shall not permit any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices, except as required by GAAP, or change the fiscal year of the Company or any of its Subsidiaries.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

            8.01 EVENT OF DEFAULT. Any of the following events shall constitute an "Event of Default":

            (a) default shall be made in the payment of any principal of any Loan, of payment of any amount due upon drawing of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

            (b) default shall be made in the payment of any interest on any Loan or any commitment fee, letter of credit commission, or any other fee, (other than an amount referred to in (a) above or (c) below) due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such Default shall continue for a period of five days; or

            (c) default shall be made in the payment of any expense reimbursement or any other amount (other than an amount referred to in (a) or (b) above) due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such Default shall continue for a period of 30 days; or

            (d) any representation or warranty made in connection with this Agreement, any other Loan Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, the other Loan Documents or the Borrowings hereunder shall prove to have been false or misleading in any material respect when made; or

            (e) default shall be made in the due observance of any covenant, condition or agreement to be observed or performed by the Company pursuant to
Section 6.02(a), 6.02(b), 6.02(c), 6.09, 6.11, 6.14, 6.15, 6.16, 6,17 or Article
VII; or

            (f) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed by the Company pursuant to Section 6.02(d) or 6.03 and such Default shall continue unremedied for a period of 10 Business Days; or

            (g) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by any Loan Party pursuant to the terms of any Loan Document and such default shall continue unremedied for a period of 30 days; or

                (h) (i) the Company or any Material Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company, any Material Subsidiary thereof, or for all or substantially all of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or
        (E) make a general assignment for the benefit of creditors, or (F) through a resolution passed by its Board of Directors or any committee of its Board of Directors take corporate action for the purpose of effecting any of the events described in this subsection; or

                (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company, any Material Subsidiary thereof, or for all or substantially all of any of its property or assets, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Material Subsidiary or for all or substantially all of its property or assets or (C) the winding-up or liquidation of the Company or any Material Subsidiary, and such proceeding or petition shall continue undismissed or unstayed for 90 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 90 days;

                (i) (i) a default shall occur under any mortgage, indenture, agreement or instrument or other document evidencing any Indebtedness (other than a Rate Contract entered into by the Company pursuant to Section 6.13) of the Company, or any Subsidiary thereof, whether now existing or hereafter created or incurred, if, as a result of such default (A) Indebtedness in an aggregate amount in excess of $10,000,000 of the Company, or any Subsidiary thereof shall become or be declared due and payable prior to the date on which it would otherwise become due and payable or (B) the holder or obligee of any Indebtedness (or any trustee or agent on behalf of such holder or obligee) shall be permitted to accelerate, whether or not such acceleration actually occurs, the maturity of any Indebtedness of the Company or any Subsidiary thereof in an aggregate amount in excess of $10,000,000; or

               (ii) any early termination event shall occur under any Rate Contracts entered into pursuant to Section 6.13 with any Swap Party, or the Company or any Subsidiary shall breach or default under any Rate Contract entered into pursuant to Section 6.13 with any Swap Party, if the effect of such early termination event, breach or default is termination of any of such Rate Contracts and a demand or demands in an aggregate amount in excess of $10,000,000 made upon the Company or any Subsidiary to pay any claim or claims for compensation, termination or loss shall have remained unsatisfied for three Business Days; or any Rate Contracts entered into pursuant to Section 6.13 with any Swap Party shall have matured and the Company or any Subsidiary shall have failed to pay an aggregate amount in excess of $10,000,000 in relation thereto for at least three Business Days; or

               (j) (i) a Reportable Event or Reportable Events or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in aggregate liability to the Company and the Subsidiaries thereof to the PBGC or to a Plan in an aggregate amount in excess of $5,000,000 and within 30 days after (A) the reporting of such Reportable Event or Reportable Events to the Lenders or after (B) receipt by the Administrative Agent of the statement required by Section 6.03(i), the Administrative Agent, upon receiving written instructions from Majority Lenders, shall have notified the Company in writing that (1) the Majority Lenders have reasonably determined that on the basis of such Reportable Event or Reportable Events or failure to make a required payment there are reasonable grounds (x) for termination of the Plan or Plans by the PBGC, (y) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (z) for the enforcement of a lien in favor of a Plan in an amount in excess of $5,000,000 and (2) as a result of such determination, an Event of Default exists hereunder; or the PBGC shall have instituted proceedings to terminate any Plan or Plans, or a trustee shall have been appointed by a United States District Court to administer any Plan or Plans, with vested Unfunded Pension Liabilities aggregating in excess of $5,000,000; or

                (ii) (A) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (B) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (C) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), could reasonably be expected to result in aggregate liability of the Company and the Subsidiaries thereof in excess of $5,000,000; or

                (iii) the Company or any Subsidiary shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and the Subsidiaries thereof to all Multiemployer Plans to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions that are then in reorganization or have been (or are being) terminated have been or will be increased over the amounts required to be contributed by the Company or any Subsidiary thereof to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000; or

            (k) one or more final judgments for the payment of money in excess of $5,000,000 shall be rendered by a court or other tribunal against the Company or any Subsidiary thereof and shall remain undischarged for a period of 30 consecutive days during which execution of such judgment shall not have been stayed effectively (by the filing of a bond or otherwise), or any action shall be legally taken by a judgment creditor to levy upon the assets of the Company or any Subsidiary thereof to enforce such judgment; or

            (l) The Company shall cease to beneficially own, directly or indirectly, free and clear of all Liens (other than Liens created under any Loan Document and, until the UATC Senior Secured Notes are paid, the Former Collateral Documents), all of the issued and outstanding capital stock of any Subsidiary Guarantor; or

            (m) (i) any Collateral Document shall for any reason cease to be, or be asserted by the Company or any Affiliate, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, (ii) any security interest purported to be created by any Collateral Document shall cease to be a valid and perfected first priority security interest in any such Collateral at any time for any reason other than the failure of the Administrative Agent to retain possession of such Collateral after such Collateral have been received by it; or (iii) except as permitted under Section 7.03 or 7.04, UATC, UAR, Prop I or any Wholly-Owned First-Tier Subsidiary shall fail to be a Pledged Subsidiary any time following the UATC Senior Secured Note Repayment Date; or

            (n) (i) The Subsidiary Guaranty shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, not to be, in full force and effect, enforceable in accordance with its terms; or (ii) UAR shall fail to become a Subsidiary Guarantor under the Subsidiary Guaranty as required hereunder on or before the UATC Senior Secured Note Repayment Date or Prop I shall fail to become a Subsidiary Guarantor under the Subsidiary Guaranty as required hereunder on or before the Prop I Mortgage Debt Repayment Date; or

            (o) there has occurred a Material Adverse Effect and the Administrative Agent has notified the Company in writing that Majority Lenders have determined that there has occurred a Material Adverse Effect and the Administrative Agent has not withdrawn such notice by the earlier of: (i) 60 days after the date of such notice and (ii) the first date following the date of such notice when the Company is required to deliver the financial reports and certificates described in Sections 6.01 (a) or (b), as the case may be, and Sections 6.02 (a) and (b); or

            (p) if, during any period of 12 consecutive months there occurs Involuntary Closings of 30 theatres owned, leased or operated by the Company and/or its Subsidiaries or if during the term of this Agreement there occurs Involuntary Closings of 60 or more theatres owned, leased or operated by the Company and/or its Subsidiaries; or

            (q) all UATC Senior Secured Notes shall not be repaid in full on or before 45 days after the Closing Date; or

            (r) the Former Collateral Agent shall fail to promptly deliver to the Administrative Agent the Collateral in its possession under the Former Collateral Documents which is required to be pledged under the Collateral Documents; or

            (r) all Company Preferred Stock shall not be redeemed on or before 15 Business Days after the Closing Date.

            8.02 REMEDIES. If any Event of Default occurs, then, and in any such event (other than an event with respect to the Company or any Subsidiary described in Section 8.01 (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, upon the written request of Majority Lenders shall, by Requisite Notice to the Company, take any or all of the following actions at the same or different times: (a) terminate forthwith the Commitments of the Lenders hereunder and (b) declare the Loans then outstanding and an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be forthwith due and payable, whereupon the same, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable both as to principal, interest and such other liabilities, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of any event with respect to the Company or any Subsidiary, described in Section 8.01(h) above the Commitments of the Lenders shall automatically terminate and the principal amount of the Loans outstanding, together with all accrued interest thereon, an amount equal to the aggregate amount of all outstanding Letter of Credit Usage and any unpaid accrued commitment fees and all other liabilities of the Company accrued hereunder, shall automatically become due and payable, both as to principal, interest and such other liabilities, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Loan Document to the contrary notwithstanding.

            8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

            9.01 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            9.03 LIABILITY OF AGENT-RELATED PERSONS. None of the Agents, the Arrangers, their Affiliates, or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any other Person for any recital, statement, representation or warranty made by the Company or any Subsidiary of the Company or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

            9.04 RELIANCE BY ADMINISTRATIVE AGENT.

            (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The

Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Majority Lenders, or all Lenders if required hereunder, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Majority Lenders, or all Lenders if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Lender shall not have made available to the Administrative Agent the Lender's ratable portion of such Borrowing.

            9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written Requisite Notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative
                   --------  -------
Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Administrative Agent and the Lenders.

            9.06 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent to any Person. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the any Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

            9.07 INDEMNIFICATION. The Lenders agree to indemnify the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Obligations) be imposed on, incurred by or asserted against the any such person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment
               --------  -------
to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company after demand has been made on the Company for payment.

            9.08 AGENTS IN INDIVIDUAL CAPACITY. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though it were not an Agent or an Arranger hereunder and without notice to the Lenders. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Majority Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent shall appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 9.04 and
9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent is appointed or accepts such an appointment as aforesaid, the Administrative Agent's resignation shall nonetheless become effective.

            9.10 COLLATERAL MATTERS.

            (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release, or to authorize the Former Collateral Agent to release any Lien granted to or held by the Former Collateral Agent or Administrative Agent upon any Collateral:

                (i) upon termination of the Commitments, the cancellation or expiry of all Letters of Credit and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document;

                (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder subject to any required prepayment of the Loans pursuant to Section 2.08(a) ;

                (iii) constituting property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter;

                (iv) constituting property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended;

                (v) consisting of an instrument evidencing Indebtedness or other debt instrument if the Indebtedness evidenced thereby has been paid in full ;

                (vi) held for repayments of drawings under a Letter of Credit if such collateral is to be used to make such repayment, if such Collateral is to be returned to the Company following expiration of a Letter of Credit or repayment of such drawing by the Company; or

                (viii) if approved, authorized or ratified in writing by all Lenders.

            Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b).

            (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any of its Subsidiaries) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

            (d) Except as otherwise expressly provided for in this Agreement or any other Loan Document, the Administrative Agent shall not amend, or give any consent under, any Collateral Document without the prior written consent thereto of all Lenders.

            9.11 DOCUMENTATION AGENT, SYNDICATION AGENT, CO-SYNDICATION AGENTS. None of the Lenders identified on the facing page of this Agreement as a Documentation Agent, Syndication Agent, Co-Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Lenders, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such
                                              --------  -------
waiver, amendment, or consent shall, unless in writing and signed by the Administrative Agent and all the Lenders do any of the following:

            (a) increase the Commitment or Pro Rata Share of any Lender except through assignment permitted hereunder;

            (b) postpone, waive or delay any date fixed for any payment or prepayment of principal, interest, fees or other amounts payable to the Lenders (or any of them) hereunder or under any Loan Document or terminate this Agreement;

            (c) reduce the principal of, or the Applicable Amount specified herein for, any Loan or any fee or commission with respect to any Letter of Credit, or of any fees payable to the Administrative Agent for the account of the Lenders hereunder;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

            (e) amend this Section 10.01; or

            (f) except in connection with transactions permitted herein or as provided in Section 9.10, release the Subsidiary Guaranty, any Subsidiary Guarantor or any Collateral.

            provided, further, that no amendment, waiver or consent shall,
            --------  -------
unless in writing and signed by the affected Agent or the affected Issuing Lender in addition to Majority Lenders, affect the rights or duties of such Agent or such Issuing Lender under this Agreement; provided, further, that this
                                                   --------  -------
Section 10.01 does not apply to any Loan specific waivers, solely administrative in nature (i.e. waivers of Interest Period tenors, minimum borrowing amounts or integral multiples, pricing options and notice period for funds or paydowns, other than as specified in this Agreement), for which approval may be given by Majority Lenders under the applicable Tranche; provided, further, the terms of
                                               --------  -------
Section 2.08 may be waived or amended only with the consent of the Required Class Lenders.

            10.02 NOTICES. All notices, requests and other communications provided for hereunder shall be given by Requisite Notice. All such notices and communications shall be effective: (a) when receipt is confirmed by the carrier or by receipt of answerback, when sent by overnight delivery, (b) when transmission has cleared without notice of error if transmitted by facsimile transmission to a Person other than the Administrative Agent and when receipt has been confirmed by phone with the Administrative Agent if transmitted by facsimile transmission to the Administrative Agent, and (c) when delivered, upon delivery; except that notices pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

            10.03 NO WAIVER; CUMULATIVE REMEDIES. failure to exercise and no delay in exercising, on the part of any Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            10.04 COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

            (a) pay or reimburse the Administrative Agent on demand for all reasonable costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Administrative Agent (and the allocated cost of internal counsel) with respect thereto;

            (b) pay or reimburse each Lender and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Administrative Agent and to each of the Lenders; and

            (c) pay or reimburse the Administrative Agent on demand for all reasonable search, filing and similar fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs
(a) and (b) above and following occurrence of an Event of Default, shall pay or reimburse the Administrative Agent on demand for the reasonable costs and expenses of all appraisers, consultants, accountants, investment bankers, auditors and other advisers (including the reasonable allocated costs of such inhouse advisers) that may be retained to review the business, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries or to advise the Administrative Agent and/or the Lenders in connection with enforcement of their rights under the Loan Documents.

            10.05 INDEMNITY. The Company shall pay, indemnify, and hold each Lender, each Issuing Lender and the Agents and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and expenses of counsel and allocated costs of internal counsel) of any kind or nature whatsoever with respect to: (i) any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing or otherwise contemplated in this Agreement; (ii) the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents or the transactions contemplated herein; and (iii) with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive payment of all other Obligations.

            10.06 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            10.07 ASSIGNMENTS, PARTICIPATIONS ETC.

            (a) Any Lender may at any time assign and delegate all or any ratable part of its Revolving Commitments and Revolving Loans, its Tranche A Term Loan Commitments and Tranche A Term Loans, its Tranche B Term Loan Commitments and Tranche B Term Loans and/or its Tranche C Term Loan Commitments and Tranche C Term Loans, in each case together with the other rights and obligations of such Lender hereunder with respect to the Commitments and Obligations being assigned and delegated to any Eligible Assignee, to any of its wholly-owned Affiliates (including its parent institution) or to any other Lender (each an "Assignee"); provided, that
                             --------

        (i) all such assignments shall be in a minimum amount of $1,000,000 if made to another Lender in the Lender Group or $5,000,000 if made to any other Assignee;

                (ii) no Lender shall have Commitments, immediately following an assignment, of an aggregate amount of less than $1,000,000 unless such Lender shall have assigned all of its Loans, Commitments, rights and obligations hereunder, and no Assignee, other than a Lender in the Lender Group, shall have Commitments immediately following an assignment of an aggregate amount of less than $5,000,000, unless such Assignee shall have assigned all of its Loans, Commitments, rights and obligation hereunder;

                (iii) the prior written consent of the Administrative Agent shall be required for assignments other than assignments between members of the Lender Group or assignments by a Lender to its wholly-owned Affiliate (or its parent institution), which consent shall not be unreasonably withheld or delayed;

                (iv) the prior written consent of the relevant Issuing Lender shall be required for all assignments of risk participations in Letters of Credit other than assignments between members of the Lender Group or assignments by a Lender to its wholly-owned Affiliate (or its parent institution), which consent shall not be unreasonably withheld or delayed; and

                (v) so long as there is no Event of Default, the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, shall be required for any assignment except the consent of the Company shall not be required for (A) assignments by a Lender to its wholly-owned Affiliate (or its parent institution) or (B) assignments between members of the Lender Group.

            (b) Notwithstanding any assignment, the Company and the Administrative Agent may continue to deal solely and directly with an assigning Lender in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Assignment and Acceptance in the form of Exhibit G hereto(an
                                                   ---------
"Assignment and Acceptance"); (iii) except in connection with the initial syndication of the Commitments by the Underwriters, the processing fee of $3,500 shall have been paid to the Administrative Agent for an assignment to an Assignee outside the Lender Group or a processing fee of $2,500 shall have been paid to the Administrative Agent for an assignment between members of the Lender Group; and (iv) all consents from the Administrative Agent, the Company or any Issuing Lender required pursuant to this Agreement or any Loan Document have been obtained.

            (c) From and after the date that the Administrative Agent notifies the assignor Lender that the Assignment and Acceptance has become effective, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register.

            (d) Immediately upon the Assignment and Acceptance becoming effective, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Notwithstanding any of the foregoing, any Lender may at any time assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Lender, without restriction hereunder; provided, however, that
                                                       --------  -------
no such assignment shall release any Lender from its obligations hereunder.

            (f) Any Lender may at any time sell to one or more Lenders or institutional investors (a "Participant") participating interests in any Commitments together with the related Loans of that Lender together with any other interest of that Lender hereunder; provided, however, that (i) the
                                         --------  -------
Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations,
(iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would as to such Participant:

            (a) postpone or delay any date fixed for any payment of principal, or interest;

            (b) reduce the principal of, or the Applicable Amount specified herein for any Loan;

            (c) reduce the commission on any Letter of Credit, or of any fees payable to the Administrative Agent for the account of the Lenders hereunder;

            (d) release the Subsidiary Guaranty, any Subsidiary Guarantor, release all or substantially all of the Collateral except as otherwise expressly provided in the Collateral Documents.

            In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (g) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company or by the Administrative Agent in connection with this Agreement or any Collateral Document and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Lender; provided, further, that any Lender may
                                       --------  -------
disclose such information (A) at the request of any Lender regulatory authority or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; and (E) to such Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to the Lenders pursuant to this Agreement or which has been delivered to the Lenders by the Company in connection with the Lenders' credit evaluation of the Company prior to entering into this Agreement; provided, that such Transferee or
                                       --------
prospective Transferee has executed a Confidentiality Agreement substantially in the form of Annex C to Exhibit G.
                       ---------

            10.08 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all obligations when due of the Company now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Lender irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give
                                 --------  -------
such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.08 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

            10.09 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent by Requisite Notice of any changes in the address to which notices to the Lender should be directed, of addresses of its Eurodollar Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

            10.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

            10.11 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


            10.12 REMOVAL OF A LENDER. If the Company elects to remove any Lender as a party to this Agreement under Section 3.01(k) by reason of such Lender making a claim for compensation under Section 3.01, such Lender shall, upon notice from the Company, execute and deliver an Assignment and Acceptance covering that Lender's Commitments in favor of an Eligible Assignee as the Company may designate which is acceptable to the Administrative Agent, subject to (a) payment in full of all principal, interest, fees and other amounts owing to such Lender through the date of such assignment (including any amounts payable pursuant to Article III) and (b) if such departing Lender has issued a Letter of Credit, delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such departing Lender may reasonably require with respect to any such Letter of Credit, until any such Letter of Credit is terminated or cancelled, and the Company shall use best efforts to promptly terminate or cancel any such Letters of Credit. Alternatively, the Company may reduce the Commitments by an amount equal to that Lender's Commitments, pay and provide to such Lender the amounts, assurances and indemnities described above and release such Lender from its Commitments. In order to make all Lender's interests in any Outstanding Obligations under any Tranche ratable in accordance with any revised Pro Rata Shares of such Tranche after giving effect to the removal of any Lender, the Company shall pay or prepay, if necessary, on the effective date of such removal, the outstanding Loans of such removed Lender and pay, to the extent applicable, any amounts due under Section 3.04. If the removed Lender has been replaced, the Company may then continue or convert such Loans with such new Lender.

            10.13 GOVERNING LAW AND JURISDICTION1.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

            10.14 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            10.15 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Lenders and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee agreements referenced in Section 2.11 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            OSCAR I CORPORATION

                                            By /s/ Kurt Hall
                                               -------------------------------
                                                   Kurt Hall
                                                   President

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, AS
                                            ADMINISTRATIVE AGENT


                                            By /s/ David Price
                                              -------------------------------
                                                    David Price
                                                   Vice President

                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, AS A LENDER


                                            By /s/ Shannon T. Ward
                                               --------------------------------
                                            Name   SHANNON T. WARD
                                            Title  VICE PRESIDENT

                                           BANKBOSTON, N.A., AS DOCUMENTATION
                                           AGENT AND A LENDER



                                            By /s/ Donna F. Fraser
                                               -------------------------------
                                            Name   Donna F. Fraser
                                            Title  Vice President

                                            NATIONSBANK OF TEXAS, N.A. AS
                                            SYNDICATION AGENT AND A LENDER

                                            By /s/ illegible
                                              ---------------------------
                                            Name
                                            Title Vice President

                                            MERRILL LYNCH CAPITAL CORPORATION,
                                            AS A CO-SYNDICATION AGENT
                                            AND A LENDER

                                            By /s/ Christopher Birosak
                                              -------------------------------
                                            Name   CHRISTOPHER BIROSAK
                                            Title  VICE PRESIDENT

                                            MORGAN STANLEY SENIOR
                                            FUNDING, INC., AS A CO-SYNDICATION
                                            AGENT AND A LENDER


                                            By  /s/ Michael A. Hart
                                               ----------------------------
                                            Name    Michael A. Hart
                                            Title   Principal